                              AMENDED AND RESTATED

                                 LOAN AGREEMENT


                          Dated as of February 1, 1994


                                  by and among



                          FGI FINANCING I CORPORATION
                                  as Borrower,



                        NOMURA ASSET CAPITAL CORPORATION
                                   as Lender



                                      and



                             BANKERS TRUST COMPANY
                                  as Custodian

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         -----
ARTICLE I       CERTAIN DEFINITIONS.....................................     2
     Section 1.1.   Definitions.........................................     2
ARTICLE II      GENERAL TERMS...........................................    29
     Section 2.1.   Intentionally Deleted...............................    29
     Section 2.2.   Intentionally Deleted...............................    29
     Section 2.3.   Security for the Loan...............................    29
     Section 2.4.   Borrower's Note.....................................    29
     Section 2.5.   Principal and Interest..............................    30
     Section 2.6.   Voluntary Prepayment................................    31
     Section 2.7.   Mandatory Prepayment................................    31
     Section 2.8.   Application of Payments.............................    33
     Section 2.9.   Method and Place of Payment.........................    33
     Section 2.10.  Taxes...............................................    34
     Section 2.11.  Release of Collateral...............................    34
     Section 2.12.  Central Cash Management.............................    35
     Section 2.13.  Security Agreement..................................    42
     Section 2.14.  Supplemental Mortgage Affidavits....................    47
     Section 2.15.  Securitization......................................    47
     Section 2.16.  Refinancing.........................................    49
ARTICLE III     CONDITIONS PRECEDENT....................................    50

     Section 3.1.   Conditions Precedent to Effectiveness and
                    Disbursement of the Additional Loan.................    50
     Section 3.2.   Acceptance of Borrowings............................    52
     Section 3.3.   Form of Loan Documents and Related Matters..........    52

ARTICLE IV      REPRESENTATIONS AND WARRANTIES..........................    52
     Section 4.1.   Borrower Representations............................    52
     Section 4.2.   Survival of Representations.........................    62
ARTICLE V       AFFIRMATIVE COVENANTS...................................    62
     Section 5.1.   Borrower Covenants..................................    62
ARTICLE VI      NEGATIVE COVENANTS......................................    75
     Section 6.1.   Borrower Negative Covenants.........................    75
ARTICLE VII     DEFAULTS................................................    78
     Section 7.1.   Event of Default....................................    78
     Section 7.2.   Remedies............................................    81
     Section 7.3.   Remedies Cumulative.................................    82

                                      i

                                                                         Page
                                                                         -----
ARTICLE VIII    MISCELLANEOUS...........................................   82
     Section 8.1.   Survival............................................   82
     Section 8.2.   Lender's Discretion.................................   83
     Section 8.3.   Governing Law.......................................   83
     Section 8.4.   Modification, Waiver in Writing.....................   84
     Section 8.5.   Delay Not a Waiver..................................   84
     Section 8.6.   Notices.............................................   85
     Section 8.7.   TRIAL BY JURY.......................................   85
     Section 8.8.   Headings............................................   85
     Section 8.9.   Assignment..........................................   85
     Section 8.10.  Severability........................................   86
     Section 8.11.  Preferences.........................................   86
     Section 8.12.  Waiver of Notice....................................   86
     Section 8.13.  Remedies of Borrower................................   87
     Section 8.14.  Exculpation.........................................   87
     Section 8.15.  Exhibits Incorporated...............................   89
     Section 8.16.  Offsets, Counterclaims and Defenses.................   89
     Section 8.17.  No Joint Venture or Partnership.....................   89
     Section 8.18.  Waiver of Marshalling of Assets Defense.............   89
     Section 8.19.  Waiver of Counterclaim..............................   89
     Section 8.20.  Conflict; Construction of Documents.................   90
     Section 8.21.  Brokers and Financial Advisors......................   90
     Section 8.22.  Counterparts........................................   90
     Section 8.23.  Estoppel Certificates...............................   90
     Section 8.24.  Payment of Expenses.................................   90
     Section 8.25.  Bankruptcy Waiver...................................   91
     Section 8.26.  FINAL AGREEMENT.....................................   92
     Section 8.27.  NON-STANDARD TERMS; NO UNWRITTEN ORAL AGREEMENTS....   92
     Section 8.28.  Amendment...........................................   92

Exhibits

  A   -   Allocated Loan Amounts
  B   -   Appraisals and Appraised Values
  C   -   Modification of Assignment of Leases and Rents (Form)
  D   -   Collection Account Banks
  E   -   Debt Service Coverage Ratio
  F   -   Engineering Reports
  G   -   Environmental Reports
  H   -   Facilities
  I   -   Amended and Restated Environmental Guaranty and Indemnity Agreement
          (Form)
  J   -   Modification of Mortgage, Assignment of Rents, Security Agreement and
          Fixture Filing (Form)
  K   -   Amended, Restated and Consolidated Promissory Note (Form)
  L   -   Amended and Restated Stock Pledge and Security Agreement (Form)

                                                                         Page
                                                                         -----
  M   -   Letter of Instructions and Acknowledgement (Form)
  N   -   Required Debt Service Payment Certificate (Form)
  O   -   Amended and Restated Cash Collateral Account Agreement
          (Form)
  P   -   True Sale/Nonconsolidation Opinion of Jones, Day,
          Reavis & Pogue (Form)
  Q   -   Refinancing Terms
  R   -   Financing Statements
  S   -   Opinion of Jones, Day, Reavis & Pogue (Form)
  T   -   Opinion of John H. Sharpe, Esq. (Form)
  U   -   Opinion of Real Estate Counsel (Form)
  V   -   Intentionally Deleted
  W   -   Litigation
  X   -   Numbers of Nursing Beds, Assisted Living Units and
          Independent Living Units
  Y   -   Content of Quarterly Financial Information (Form)
  Z   -   Officer's Certificate (Form)
 AA   -   Prohibited Transferees


Schedules
- ---------
  1   -   Capital Improvement Costs Allowance
  2   -   Method of Calculating Adjusted Net Cash Flow (Prior to
          February 1, 1995)
  3   -   Initial Capital Requirements
  4   -   Assignments of Leases
  5   -   Mortgages

                      AMENDED AND RESTATED LOAN AGREEMENT


     THIS AMENDED AND RESTATED LOAN AGREEMENT, made as of February 1, 1994, is by and among NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at 2 World Financial Center, Building B, New York, New York 10281-1198 ("Lender"), FGI FINANCING I CORPORATION, a Delaware corporation, having an address at 8900 Keystone Crossing, Suite 200, Indianapolis, Indiana 46240-0498 ("Borrower"), and BANKERS TRUST COMPANY, a New York banking corporation, having an address at 3 Park Plaza, 16th Floor, Irvine, California 92714 ("Custodian").

                                    RECITALS

     WHEREAS, Lender, Borrower and Custodian are parties to that certain Loan Agreement dated as of January 20, 1994 (the "Original Loan Agreement") pursuant to which Borrower obtained a loan (the "Original Loan") from Lender in the aggregate amount of $69,260,929 (the "Original Loan Amount") which Original Loan is evidenced by a Promissory Note dated January 31, 1994 by Borrower to Lender (the "Original Note");

     WHEREAS, Wingate Realty Finance Corporation ("Wingate"), Borrower and Custodian are parties to that certain Loan Agreement dated as of February 1, 1994 (the "Wingate Loan Agreement") pursuant to which Borrower obtained a loan (the "Wingate Loan") from Wingate in the aggregate amount of $24,040,378 (the "Wingate Loan Amount") wihch Wingate Loan is evidenced by a Promissory Note dated February 1, 1994 by Borrower to Wingate (the "Wingate Note")'

     WHEREAS, pursuant to a Purchase Agreement dated as of the date hereof between Wingate, as seller, and Lender, as purchaser, the Wingate Loan Agrement, the Wingate Loan and all documents related to the Wingate Loan have been assigned to and assumed by Lender;

    WHEREAS, Borrower desires to have the Original Loan and the Wingate Loan (collectively, the "Loan") consolidated into a single loan;

    WHEREAS, Lender is unwilling to enter into this Agreement unless Borrower joins in the execution and delivery of this Agreement, the Note and the other Loan Documents (to the extent not executed and delivered in connection with the original Loan or the Wingate Loan) which shall estalish the terms and conditions of the Loan (all of the foregoing capitalized terms as hereeinafter defined);

     WHEREAS, Borrower and Lender contemplate that within several months after the Closing Date, Lender's interest in and to the Loan may be assigned by Lender to Trustee for the benefit of all Certificateholders in connection with the Securitization (all of the foregoing capitalized terms as hereinafter defined);

     WHEREAS, among the Loan Documents are certain Assignments of Leases (as hereinafter defined), which Borrower and Lender anticipate will be assigned by Lender to Trustee on the Securitization Closing Date (as hereinafter defined);

     WHEREAS, in order further to effectuate the Assignments of Leases, Borrower has agreed to establish certain accounts and to grant to Custodian (as hereinafter defined), initially on behalf of Lender and after the Securitization Closing Date on behalf of the Certificateholders, a security interest therein upon the terms and conditions of the security agreement set forth in Section 2.13;

     WHEREAS, Bankers Trust Company, in its capacity as Custodian, is willing to join in the security agreement set forth in Section 2.13 by execution and delivery of this Agreement in that capacity; and

     WHEREAS, Borrower, Lender and Custodian desire to amend, restate and supersede in its entirety the Original Loan Agreement;

     NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS
                              -------------------

     Section 1.1.  Definitions .  For all purposes of this Agreement:

     (1) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

     (2) all accounting terms have the meanings assigned to them in accordance with generally accepted accounting principles in effect on the date hereof;

     (3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and

     (4)  the following terms have the following meanings:

     "Account Collateral" has the meaning provided in Section 2.13(a).

     "Accounts" means any of Borrower's rights to payment for goods sold or leased or for services rendered arising from the operation of the Facilities and not evidenced by an Instrument, including, without limitation, all accounts and accounts receivable arising from the operation of the Facilities. Accounts shall include the proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof.

     "Adjusted Net Cash Flow" means for any period (and calculated either for a Facility or the Facilities) the Net Cash Flow for such period reduced by (i) an allowance for Capital Improvement Costs in the per annum amounts shown on
Schedule 1 attached hereto, (ii) annual management fees equal to the greater of
(x) actual management fees paid pursuant to the Management Agreement and (y) 5% of Gross Revenue, to the extent that such costs have not been included in Operating Expenses, and (iii) an amount necessary to reflect a 5% vacancy factor if the actual vacancy factor is less than 5%. The initial calculation of Adjusted Net Cash Flow and all other calculations of Adjusted Net Cash Flow made prior to February 1, 1995 shall be made on the bases, and using the assumptions, described on Schedule 2 attached hereto. All calculations of Adjusted Net Cash Flow made after February 1, 1995 shall be based on Net Cash Flow for the prior 12-month period, taking into account only the Facilities constituting the Mortgaged Property at the time the calculation is made.

     "Advisor" has the meaning provided in Section 8.21.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

     "Agreement" means this Amended and Restated Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

     "Allocated Loan Amount" means the portion of the Loan Amount allocated to each Facility as set forth in Exhibit A attached hereto, as such amounts shall be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Principal Indebtedness due to either (i) a regular monthly payment of principal pursuant to Section 2.5(a) or (ii) a prepayment of principal pursuant to Sections 2.7(c) and (d), each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such principal payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts prior to the adjustment to the Principal Indebtedness resulting in the recalculation of the Allocated Loan Amount. When the Principal Indebtedness is reduced as a result of Lender's receipt of Net Proceeds or Loss Proceeds with respect to a Taking or casualty affecting 100% of a Facility, the Allocated Loan Amount for the Individual Property with respect to which the Net Proceeds or Loss Proceeds were received shall be reduced to zero (such Allocated Loan Amount being referred to as the "Withdrawn Allocated Amount"), and each other Allocated Loan Amount shall (i) if the Withdrawn Allocated Amount exceeds the Net Proceeds or Loss Proceeds (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of

(1) the Proceeds Deficiency and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Withdrawn Allocated Amount or (ii) if the Net Proceeds or Loss Proceeds are greater than or equal to the Withdrawn Allocated Amount, remain unadjusted.

     "Amortization Date" means February 1, 2019.

     "Appraisals" means the appraisals with respect to each Facility delivered to Lender in connection with the Loan, as described on Exhibit B attached hereto, and any more recent appraisal of any Facility made by an Appraiser at the request of Borrower or Lender, as any of the same may be updated by recertification from time to time by the Appraiser performing such Appraisal.

     "Appraised Value" of any Facility means the fair market value of such Facility as set forth in its Appraisal, the initial Appraised Value of each Facility being set forth on Exhibit B attached hereto reduced by the sum of (i) the "adjusted issue price" (within the meaning of Code (S) 1272(a)(4)) of any indebtedness secured by a Lien affecting such Facility that is prior to or on a parity with the Lien of the Mortgages and (ii) the fair market value of any personal property or other property otherwise included in the fair market value of the Facility, which property is not an "interest in real property" within the meaning of Treas. Reg. (S)(S) 1.860G-2 and 1.856-3(c).

     "Appraiser" means (i) an appraiser who prepared an Appraisal described on Exhibit B attached hereto or (ii) any Independent appraiser selected by Lender (and reasonably satisfactory to Borrower) who is a member of the American Institute of Real Estate Appraisers with a national practice and who has at least ten years experience with real estate of the same type and in the geographic area of the Facility to be appraised.

     "Assignment of Leases" means any one of the first priority Assignments of Leases and Rents delivered to Lender pursuant to the Original Loan Agreement or to Wingate pursuant to the Wingate Loan Agreement (as assigned to Lender) (as specified on Schedule 4 attached hereto), as amended by the applicable Modification of Assignment of Leases, as the same may hereafter from time to time be further supplemented, amended, modified or extended by one or more agreements supplemental thereto and "Assignment of Leases" means all such instruments collectively.

     "Assignment of Rate Cap Agreement" means that certain Assignment of Rate Cap Agreement, dated as of the Original Closing Date, from Borrower, as assignor, to Lender, as assignee, and consented to by the counterparty to the Rate Cap Agreement.

     "Bank" means Bankers Trust Company or any successor bank hereafter selected by Lender in accordance with the terms hereof.

     "Basic Carrying Costs" means the following costs with respect to the Mortgaged Property: (i) real property taxes and assessments applicable to the Facilities and (ii) insurance premiums for policies of insurance required to be maintained by Borrower pursuant to this Agreement or the other Loan Documents.

     "Basic Carrying Costs Monthly Installment" means Lender's good faith estimate of 1/12th of the annual amount of Basic Carrying Costs. Should the Basic Carrying Costs for the current Fiscal Year or payment period not be ascertainable at the time a monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be Lender's good faith estimate based on 1/12th of the aggregate Basic Carrying Costs for the prior Fiscal Year or payment period with reasonable adjustments. As soon as the Basic Carrying Costs are fixed for the current Fiscal Year or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior Basic Carrying Costs Monthly Installments.

     "Basic Carrying Costs Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Basic Carrying Costs.

     "Borrower" has the meaning provided in the first paragraph of this Agreement.

     "Business Day" means any day other than (i) a Saturday and a Sunday, and
(ii) a day on which federally insured depository institutions in (x) New York State, (y) a state in which Servicer or any Collection Account Bank is located or (z) the state in which the Corporate Trust Office is located are authorized or obligated by law, governmental decree or executive order to be closed. When used with respect to an Interest Determination Date, "Business Day" shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     "Capital Improvement Costs" means costs incurred by Borrower in connection with capital improvements to the Facilities.

     "Capital Reserve Amount" means the amount of the annual replacement reserve for capital expenditures which may be increased by Borrower but may not be less than the amount shown for each Facility on Schedule 1 attached hereto.

     "Capital Reserve Monthly Installment" means an amount equal to 1/12th of the Capital Reserve Amount.

     "Capital Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Capital Improvement Costs.

     "Cash Collateral Account" has the meaning provided in Section 2.12(b).

     "CC Account Agreement" has the meaning specified in Section 2.13(c).

     "Ceiling Cap Rate" means the then-applicable interest rate ceiling under the Rate Cap Agreement.

     "Certificate" has the meaning set forth in the Pooling and Servicing Agreement.

     "Certificateholder" means the Person in whose name a Certificate is registered pursuant to the Pooling and Servicing Agreement.

     "Closing Date" means the date on which this Agreement shall become effective pursuant to Section 3.1.

     "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Collateral" means, collectively, the Land, Improvements, Equipment, Rents, Accounts, General Intangibles, Instruments, Inventory, Money and rights to payment from patients or private insurers arising from the operation of each Facility (excluding all rights to payment from Medicare and Medicaid programs or similar state or federal programs, boards, bureaus or agencies), and (to the full extent assignable) Permits and all Proceeds, all whether now owned or hereafter acquired and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for the Loan.

     "Collateral Security Instrument" means any right, document or instrument, other than a Mortgage, given as security for the Loan (including, without limitation, an Assignment of Leases, the Stock Pledge and Security Agreements and the Assignment of Rate Cap Agreement), as same may be amended or modified from time to time.

     "Collection Account" has the meaning provided in Section 2.12(a).

     "Collection Account Bank" means the applicable bank for each Facility listed on Exhibit D attached hereto and any successor bank hereafter selected by Borrower and approved by Lender in accordance with the terms hereof.

     "Condemnation Proceeds" has the meaning provided in Section 2.12(h).

     "Contingent Obligation" means any obligation of Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of Borrower, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, except indemnities required by Stewart Title Guaranty Company in connection with the issuance of the Title Insurance Policies. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming Borrower is required to perform thereunder) as determined by Lender in good faith (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable).

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

     "Current Month" has the meaning provided in Section 2.12(g).

     "Custodial Account" has the meaning provided in Section 2.12(f)(i).

     "Custodian" means Bankers Trust Company or any Person appointed by the Trustee as Custodian under the Pooling and Servicing Agreement or such Person's successor in interest.

     "Debt Service" means the principal and interest payment that would be due and payable in accordance with the Note during an applicable period.

     "Debt Service Coverage Ratio" means for any period (and calculated either for a Facility or for the Facilities) the quotient obtained by dividing Adjusted Net Cash Flow for the specified period by the Imputed Debt Service for such period. The Debt Service Coverage Ratio as of the Closing Date for the Facilities is 1.4 and the Debt Service Coverage Ratio for each Facility as of the Closing Date is set forth on Exhibit E attached hereto. All calculations of Debt Service Coverage Ratios shall be made by Borrower, subject to verification by Lender and Peat Marwick & Co. or another accounting firm acceptable to Lender (any "Big Six" accounting firm or Kenneth Leventhal & Company being deemed acceptable to Lender).

     "Debt Service Payment Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Debt Service.

     "Deed of Trust Trustee" means the trustee, if any, under the Mortgages.

     "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

     "Default Collateral" has the meaning provided in Section 8.14.

     "Default Rate" means the per annum interest rate equal to the lesser of (i) the Maximum Amount (as defined in the Note) or (ii) the sum of LIBOR determined as of the immediately preceding Interest Determination Date plus the Pricing Spread plus 3%.

     "Eligible Account" means an account that is either at a Collection Account Bank or: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) are rated by the Rating Agencies in the highest rating category at the time of the deposit therein, or, if such depository institution or trust company (or holding company) does not have a long-term unsecured debt rating, the short-term unsecured debt obligations of such depository institution or trust company (or holding company), as the case may be, are rated by the Rating Agencies as AAA, (ii) an account the deposits in which are fully insured by the FDIC, (iii) a trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity, or (iv) after the Securitization Closing Date, an account in any other insured depository institution reasonably acceptable to Servicer and the Trustee if the maintenance of such account in such institution will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency.

     "Engineer" means (i) an engineer who prepared an Engineering Report described on Exhibit F attached hereto or (ii) any reputable Independent engineer licensed as such in the applicable state.

     "Engineering Reports" means the structural engineering reports with respect to each Facility delivered to Lender in connection with the Loan, as described on Exhibit F attached hereto, and any amendments or supplements thereto delivered to Lender.

     "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or any Facility, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance originating at or from, or otherwise affecting, a Facility,
(ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower or otherwise affecting a Facility or (iii) any alleged injury or threat of injury to health, safety or the environment by Borrower or otherwise affecting a Facility.

     "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment or safety, or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata or otherwise relating to the Use of Hazardous Substances.

     "Environmental Reports" means the environmental audit reports with respect to each Facility delivered to Lender in connection with the Loan, as described on Exhibit G attached hereto, and any amendments or supplements thereto delivered to Lender.

     "Equipment" means all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and other machinery and equipment owned by Borrower located on, attached to or used in connection with the Facilities, provided, however, that, with respect to any items which are leased and not owned by Borrower, the Equipment shall include the leasehold interest only of Borrower together with any options to purchase any of said items and any additional or greater rights with respect to such items which Borrower may hereafter acquire.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

     "Event of Default" has the meaning set forth in Section 7.1.

     "Excess Cash Flow" means all available cash from the operation of the Facilities after the monthly funding on the Sub-Accounts pursuant to Section 2.12(g), payment of Debt Service and Capital Improvement Costs (to the extent not paid from the Sub-Accounts), payment of Operating Expenses and funding of additional reserves at levels determined by Borrower to be prudent for working capital, Capital Improvement Costs and other Borrower costs.

     "Facility" means the Land, the Improvements and the Equipment (to the extent same shall be deemed to be fixtures) encumbered by a Related Mortgage and "Facilities" means all Land, Improvements and Equipment covered by the Mortgages. The Facilities are described on Exhibit H attached hereto.

     "FGI" means Forum Group, Inc., an Indiana corporation which, directly or through one or more subsidiaries, is the beneficial owner of all of the issued and outstanding shares of capital stock of Borrower.

     "Fiscal Year" means the 12-month period ending on March 31st of each year or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender (which consent shall not be unreasonably withheld).

     "FKI" means Forum of Kentucky, Inc., a Kentucky corporation which is a stockholder of Borrower and whose sole stockholder is FGI.

     "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

     "General Intangibles" means all intangible personal property of Borrower arising out of or directly relating to the Facilities (other than Accounts, Rents, Instruments, Inventory, Money and Permits), including, without limitation, things in action, contract rights, refunds of real estate taxes and assessments and other rights to payment of Money.

     "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Gross Revenue" means with respect to a Facility, the total dollar amount of all income and receipts whatsoever received by Borrower in the ordinary course of its business with respect to such Facility, including all Rents, Money and proceeds of any Accounts.

     "Guarantor" means FGI, as guarantor under the Indemnity Agreement.

     "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, the presence, generation, use, transportation, storage or disposal of which (x) is regulated or could lead to liability under any Environmental Law or (y) is subject to notice or reporting requirements under any Environmental Law, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     "Impositions" means all taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the date hereof, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Related Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of an Individual Property, including any Rents and Accounts (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which such Individual Property, or any other collateral delivered or pledged to Lender in connection with the Loan, is located) or Lender, (ii) an Individual Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with such Individual Property or the leasing or use of such Individual Property or any part thereof, or the acquisition or financing of the acquisition of such Individual Property by Borrower. Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender, Servicer or any Certificateholder in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

     "Improvements" means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including, but not limited to, to the extent of Borrower's interest therein, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements.

     "Imputed Debt Service" means for any period (and calculated either for a Facility based on its Allocated Loan Amount or for the Facilities based on the Principal Indebtedness then outstanding) the aggregate amount of principal and interest payments that would be due and payable during the applicable period calculated using the greater of (i) a debt constant computed on a [300] month amortization schedule with interest at the Ceiling Cap Rate plus the Pricing Spread or (ii) a debt constant computed on a [300] month amortization schedule with interest at 10% per annum.

     "Indebtedness" means the Principal Indebtedness, together with all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or any of the other Loan Documents.

     "Indemnity Agreement" means that certain Amended and Restated Environmental Guaranty and Indemnity Agreement, in the form attached hereto as Exhibit I, dated as of the Closing Date, from Guarantor to Lender.

     "Independent" means, when used with respect to any Person, a Person who (i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower, and (ii) is not connected with Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Individual Property" means that portion of the Mortgaged Property located at or otherwise pertaining to one of the Facilities. All of the "Individual Properties" collectively comprise the Mortgaged Property.

     "Initial Capital Requirement" means $360,370, which is the sum of the amounts specified in the Engineering Reports as being necessary to complete the deferred capital improvements identified therein, as specified for each Facility on Schedule 3 attached hereto, and which amount was funded to the Capital Reserve Sub-Account pursuant to the Original Loan Agreement.

     "Instruments" means all instruments, chattel paper, documents or other writing obtained by Borrower from or in connection with the operation of the Facilities evidencing a right to the payment of Money.

     "Insurance Proceeds" has the meaning provided in Section 2.12(h).

     "Insurance Requirements" means all material terms of any insurance policy required pursuant to this Agreement or a Mortgage and all material regulations and then current standards applicable to or affecting the applicable Individual Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over such Individual Property, or such other body exercising similar functions.

     "Interest Accrual Period" means, with respect to any Payment Date, the period from and including the day after the preceding Payment Date to and including such Payment Date; provided, however, that the first Interest Accrual Period for the Loan shall be from February 1, 1994 to and including the first Payment Date.

     "Interest Determination Date" means, in connection with the calculation of LIBOR for any Interest Accrual Period other than the first Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period. There shall be no Interest Determination Date for the first Interest Accrual Period.

     "Inventory" means all inventories of food, beverages and other comestibles held by Borrower for sale or use at or from the Facilities, and soap, paper supplies, medical supplies, drugs (excluding pharmaceuticals requiring a license to distribute or sell) and all other such goods, wares and merchandise held by Borrower for sale to or for consumption by guests or patients of the Facilities and all such other goods returned to or repossessed by Borrower.

     "Land" has the meaning provided in the Mortgages.

     "Leases" means all leases, lettings, occupancy agreements, tenancies and licenses (to the extent assignable) by Borrower as landlord of a Facility or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor.

     "Legal Requirements" means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting either an applicable Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, enacted and in force as of the relevant date, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

     "Lender" has the meaning provided in the first paragraph of this Agreement.

     "Letters of Instructions" has the meaning provided in Section 2.12(a).

     "LIBOR" means the interest rate calculated as set forth below:

         (a) On each Interest Determination Date, Lender shall determine LIBOR for the next succeeding Interest Accrual Period on the basis of the offered rates of the principal London offices of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the display page designated as "LIBOR" on the Reuters Monitor Money Rates Service, as of 11:00 a.m. (London time) on such Interest Determination Date and in accordance with the following:

               (i) If on any Interest Determination Date one or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (if not a whole multiple of 1/32%, then rounded upwards to the nearest whole multiple of 1/32%).

              (ii) If on any Interest Determination Date no Reference Bank provides such offered quotations, LIBOR for the next Interest Accrual Period shall be the Reserve Interest Rate.

             (iii) If on any Interest Determination Date Lender is required but is unable to determine the Reserve Interest Rate in accordance with the definition thereof set forth herein, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the previous Interest Determination Date.

         (b) The good faith establishment of LIBOR or, if applicable, the Reserve Interest Rate, by Lender and Lender's subsequent good faith calculation of the rates of interest applicable to the Loan for each related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Lender shall notify Borrower of the rates of interest established as aforesaid for an Interest Accrual Period on or before the third Business Day of the month in which such Interest Accrual Period commences.

         (c) In determining LIBOR, or, if applicable, the Reserve Interest Rate, Lender may (absent manifest error) conclusively rely and shall be protected in relying upon the offered quotation (whether electronic, written or oral) from the Reference Banks or, if applicable, the New York City banks referred to in the definition of the term "Reserve Interest Rate". Lender shall have no liability or responsibility to any Person for (i) its selection of Reference Banks or, if applicable, such New York City banks or (ii) its inability, following a good faith reasonable effort, to obtain such quotations from the Reference Banks or, if applicable, such New York City banks, all as provided in the definitions of the terms "LIBOR" and "Reserve Interest Rate".

     "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting an Individual Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

     "Loan" has the meaning provided in the Recitals hereto.

     "Loan Amount" means $93,301,301, which is the total of the Original Loan Amount and the Wingate Loan Amount.

     "Loan Documents" means this Agreement, the Note, the Mortgages, the Mortgage Modifications, the Assignments of Leases, the Modifications of the Assignments of Leases, the Stock Pledge and Security Agreements, the Indemnity Agreement the Rate Cap Agreement, the Assignment of Rate Cap Agreement, and all other agreements, instruments, certificates and documents delivered by or on behalf of Borrower or an Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of the

Original Loan Agreement or the Wingate Loan Agreement, this Agreement, the Mortgages or the other documents listed above.

     "Loss Proceeds" has the meaning provided in Section 2.12(h).

     "Management Agreement" means that certain Management Agreement, dated as of January 31, 1994, between Manager and Borrower pertaining to the management of the Facilities.

     "Manager" means FGI, or any permitted successor or assignee, as manager of a Facility or all of the Facilities, as the case may be.

     "Manager's Subordination" means the Amended and Restated Manager's Consent and Subordination of Management Agreement, dated as of the Closing Date, executed by Manager, Borrower and Lender.

     "Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or (iii) the value of (x) the Collateral taken as a whole or (y) any Facility.

     "Maturity Date" means February 1, 2001 or such earlier date resulting from acceleration.

     "Money" means all moneys, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation of the Facilities.

     "Mortgage" means any one of the first priority Mortgages, Assignments of Rents, Security Agreements and Fixture Filings and Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings delivered to Lender pursuant to the Original Loan Agreement or to Wingate pursuant to the Wingate Loan Agreement (as assigned to Lender (as specified on Schedule 5 attached hereto), as amended by the applicable Mortgage Modifications, as same may hereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto, but shall exclude any such instrument released by Lender pursuant to Section 2.11, and "Mortgages" means all such instruments collectively.

    "Mortgage Modification" means a Modification of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing or a Modification of Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, in the form attached hereto as Exhibit J, dated as of the Closing Date, between Borrower and Lender.

     "Mortgaged Property" means all the Individual Properties encumbered by the Mortgages then outstanding.

     "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Cash Flow" means for any period (and calculated either for a Facility or for the Facilities) the excess, if any, of Operating Income for such period over Operating Expenses for such period.

     "Net Proceeds" means (i) either (x) the purchase price (at foreclosure or otherwise) actually received by Lender from a third party purchaser with respect to one or more Individual Properties as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default or (y) in the event that Lender is the purchaser at foreclosure of one or more of such Individual Properties, the fair market value of such Individual Properties, as determined by Lender in good faith, or at Borrower's request and expense, an Appraiser, in either case less (ii) all reasonable costs and expenses, including, without limitation, all attorneys' fees and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies; provided, however, that such costs and expenses shall not be deducted to the extent such amounts previously have been added to the Indebtedness in accordance with the terms of the Mortgages or applicable law.

     "Note" means and refers to the amended, restated and consolidated promissory note, in the form attached hereto as Exhibit K, dated the Closing Date, made by Borrower to Lender pursuant to this Agreement amending, restating and consolidating the Original Note and the Wingate Note, as such note may be modified, amended, supplemented, extended or consolidated, and any note(s) issued in exchange therefor or in replacement thereof.

     "Officer's Certificate" means a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower.

     "Operating Expenses" means, for any period, all expenditures by Borrower required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of the Facilities (or of a Facility), including, without limitation:

          (i) expenses in connection with the cleaning, repair and maintenance of the Facilities (or of a Facility);

         (ii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of Borrower or any Affiliate engaged in the repair, operation and maintenance of the Facilities (or of a Facility) and service to patients;

        (iii) any management fees and expenses incurred with respect to the Facilities (or of a Facility);

         (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services;

          (v)  the cost of cleaning supplies;

         (vi)  Impositions;

        (vii) business interruption, liability, casualty and fidelity insurance premiums (which, in the case of any policies covering more than one Facility, shall be allocated among the Facilities pro rata in proportion to the insured value of the Facilities covered by such policies);

       (viii) legal, accounting and other professional fees and expenses incurred in connection with the ownership and operation of the Facilities (or of a Facility) including, without limitation, collection costs and expenses;

         (ix) costs and expenses of security and security systems provided to and/or installed and maintained with respect to the Facilities (or a Facility);

          (x)  trash removal and exterminating costs and expenses;

         (xi)  advertising and marketing costs;

        (xii) costs of environmental audits and monitoring, environmental remediation work or any other expenses incurred with respect to compliance with Environmental Laws; and

       (xiii) all other ongoing expenses which in accordance with GAAP should be included in Borrower's annual financial statements as operating expenses of the Facilities (or of a Facility).

Notwithstanding the foregoing, Operating Expenses shall not include (w) any Capital Improvement Costs, (x) depreciation, amortization and other non-cash charges, (y) any extraordinary items or (z) Debt Service and other payments in connection with the Indebtedness. Operating Expenses shall be calculated on the accrual basis of accounting and in accordance with GAAP.

     "Operating Income" means, for any period, all regular ongoing income of Borrower during such period from the Permitted

Investments or the operation of the Facilities (or of a Facility), including, without limitation:

          (i) all amounts payable to Borrower by any Person as rent and other amounts under Leases, license agreements, occupancy agreements or other agreements relating to the Facilities (or a Facility);

         (ii)  business interruption proceeds; and

        (iii) all other amounts which in accordance with GAAP are included in Borrower's annual financial statements as operating income of the Facilities (or of a Facility).

Notwithstanding the foregoing, Operating Income shall not include (v) any condemnation or insurance proceeds (other than business interruption proceeds or condemnation proceeds with respect to a temporary taking and, in either such case, only to the extent allocable to such period or other applicable reporting period), (w) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of one or more Individual Properties, (x) any Rent attributable to a Lease prior to the date on which the actual payment of Rent is required to be made thereunder, (y) any item of income otherwise includable in Operating Income but paid directly to a Person other than Borrower, or (z) security deposits received from tenants until forfeited. Operating Income shall be calculated on the accrual basis of accounting and in accordance with GAAP.

     "Original Loan" has the meaning specified in the Recitals hereto.

     "Original Loan Agreement" has the meaning specified in the Recitals hereto.

     "Original Loan Amount" has the meaning specified in the Recitals hereto.

     "Original Note" has the meaning specified in the Recitals hereto.

     "Other Borrowings" means, with respect to Borrower, without duplication (but not including the Indebtedness or any deferred fees payable in connection with the Transaction) (i) all indebtedness of Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of Borrower and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of Borrower secured by a Lien on any property owned by Borrower whether or not such indebtedness has been assumed, (v) all Contingent Obligations of Borrower, and (vi) all payment obligations of Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements (except the Rate Cap Agreement).

     "Payment Date" has the meaning specified in Section 2.5.

     "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

     "Permits" means all licenses, permits and certificates used in connection with the ownership, operation, use or occupancy of the Mortgaged Property, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property.

     "Permitted Encumbrances" means, with respect to an Individual Property, collectively, (i) the Lien created by the Related Mortgage or the other Loan Documents of record, (ii) all Liens and other matters disclosed in the Title Insurance Policy concerning such Individual Property or any part thereof, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 2.06(b) of the Mortgages, (iv) any mechanics' and materialmen's Liens deleted from the exceptions to, or affirmatively insured against collection with respect to, the Individual Property under the applicable Title Insurance Policy, (v) without limiting the foregoing, any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an inconsequential nature which may hereafter be granted by Borrower and which do not affect (x) the marketability of title to the Individual Property, (y) the fair market value thereof, or (z) the use thereof as of the Original Closing Date (or, with respect to the Additional Individual Properties, as of the Closing Date), (vi) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance, made in the ordinary course of Borrower's business, (vii) rights of existing and future tenants and residents as tenants and residents, as the case may be, only pursuant to Leases and (viii) Liens permitted pursuant to Section 6.1(C).

     "Permitted Investments" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Lender, Servicer, Trustee or any of their respective Affiliates:

          (i) direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, (x) the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America, or (y) FHLMC, FNMA, the Federal Farm Credit System or the Federal Home Loan Banks provided such obligations at the time of purchase or contractual commitment for purchase are qualified by the Rating Agencies as a Permitted Investment hereunder as evidenced in writing;

         (ii) fully FDIC-insured demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank;

        (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

         (iv) general obligations of or obligations guaranteed by any State of the United States or the District of Columbia receiving the highest long-term unsecured debt rating available for such securities by the Rating Agencies, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

          (v) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof or the District of Columbia and rated by the Rating Agencies in their highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Cash Collateral Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Cash Collateral Account;

         (vi) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by the Rating Agencies in their highest short-term unsecured debt rating available at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by the Rating Agencies in their highest rating available in their long-term unsecured debt ratings, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

        (vii) guaranteed reinvestment agreements acceptable to the Rating Agencies issued by any bank, insurance company or other corporation rated in the highest long-term unsecured rating levels available to such issuers by the Rating Agencies throughout the duration of such agreements, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

       (viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have been designated in writing by the Rating Agencies as Permitted Investments with respect to this definition; and

         (ix) if previously confirmed in writing to Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, that may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to their initial rating of the Certificates;

provided, however, that no instrument or security shall be a Permitted Investment if (x) such instrument or security evidences a right to receive only interest payments or (y) the right to receive principal and interest payments derived from the underlying investment provide a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Person" means any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Plan" means an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Pooling and Servicing Agreement" means that certain Pooling and Servicing Agreement to be entered into by and among Lender, as depositor, Servicer, as servicer, and Trustee, as trustee, on the Securitization Closing Date.

     "Pricing Spread" means 4.30%.

     "Principal Indebtedness" means the Loan Amount, initially, as adjusted by each increase or decrease in the principal amount of the Loan outstanding, whether as a result of prepayment or otherwise.

     "Proceeds" means all proceeds (including Insurance Proceeds and Condemnation Proceeds), rents and profits from the Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

     "Proceeds Deficiency" has the meaning provided in the definition of "Allocated Loan Amount".

     "Rate Cap Agreement" means that certain Interest Rate and Currency Exchange Agreement, dated as of the Original Closing Date, between Credit Suisse Financial Products and Borrower, as supplemented by a related confirmation between such parties, more particularly described in Section 3.1(A) of the Original Loan Agreement, and any similar interest rate cap agreement subsequently entered into by Borrower with respect to the Loan in accordance with the terms hereof.

     "Rating Agencies" means at least two of Fitch Investors Service, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Standard & Poor's Corporation, or any successor thereto, and any other nationally recognized financial rating agency which may hereafter be engaged by Lender, or its designees, to rate the Certificates.

     "Recourse Distributions" has the meaning provided in Section 8.14.

     "Reference Banks" means banks each of which shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) have an established place of business in London and (iii) be included within the Reuters Monitor Money Rates Service. Initially, the Reference Banks shall be Bank of Tokyo, Ltd., Barclays Bank, Plc,

National Westminster Bank, Plc and Bankers Trust Company. If any such Reference Bank should be unwilling or unable to act as such or if Lender shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Lender may designate alternative Reference Banks meeting the criteria specified above.

     "Refinancing" has the meaning provided in Section 2.16.

     "Refinancing Date" means February 1, 1996 or a Payment Date prior to February 1, 1996 on which the Refinancing occurs.

     "Refinancing Escrow Closing Date" has the meaning provided in Section 2.16.

     "Refinancing Notice" has the meaning provided in Section 2.16.

     "Reimbursement Contracts" means all third party reimbursement contracts with respect to the Facilities which are now or hereafter in effect with respect to patients qualifying for coverage under the same, including Medicare and Medicaid, and any successor program or other similar reimbursement programs and private insurance agreements.

     "Related Mortgage" means, with respect to a particular Individual Property, the Mortgages encumbering such Individual Property.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "Release Price" has the meaning provided in Section 2.7(a).

     "Remedial Work" has the meaning provided in Section 5.1(D)(i).

     "REMIC" means "real estate mortgage investment conduit" for federal income tax purposes.

     "REMIC Trust" means the trust fund created pursuant to the Pooling and Servicing Agreement or that portion thereof for which a REMIC election is made under the Code.

     "Rents" means all rent and other payments of whatever nature from time to time payable pursuant to any Lease (including, without limitation, rights to payment earned under Leases for space in the Improvements for the operation of ongoing retail businesses such as news stands, barber shops, beauty shops, physicians' offices, pharmacies and specialty shops).

     "Required Debt Service Payment" has the meaning provided in Section
2.12(f).

     "Reserve Interest Rate" means the rate per annum which Lender determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that leading New York City banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market selected by Lender are quoting, on the relevant Interest Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of Lender, being so made, or (ii) in the event that Lender can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which leading New York City banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market selected by Lender are quoting, on such Interest Determination Date to leading European banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "Securitization" has the meaning provided in Section 2.15.

     "Securitization Closing Date" means the date on which the Pooling and Servicing Agreement is executed and delivered and the Securitization is effected.

     "Security Deposit Accounts" has the meaning provided in Section 2.12(a).

     "Servicer" means Bankers Trust Company, any Person appointed as servicer under the Pooling and Servicing Agreement or such Person's successor in interest.

     "Single-Purpose Entity" means a Person, other than an individual, which (i) is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in the Mortgaged Property, (ii) does not engage in any business unrelated to the Mortgaged Property, (iii) does not have any assets other than those related to its interest in the Mortgaged Property or any indebtedness other than as permitted by this Agreement, the Mortgages or the other Loan Documents, (iv) has its own separate books and records and has its own accounts

(other than the Collection Accounts and the Cash Collateral Account), in each case which are separate and apart from the books and records and accounts (except as set forth above) of any other Person, (v) if a corporation, at all times has an Independent director (mutually acceptable to Borrower and Lender; the present Independent director being acceptable to Borrower and Lender) who has agreed to vote against any action described in Article FOURTH, paragraph (b) of Borrower's certificate of incorporation and (vi) holds itself out as being a Person separate and apart from any other Person.

     "Stock Pledge and Security Agreements" means those certain first priority Amended and Restated Stock Pledge and Security Agreements, in the form attached hereto as Exhibit L, dated as of the Closing Date, made by FGI and FKI, respectively, each as pledgor, in favor of Lender, as pledgee, with respect to collateral security for the Loan.

     "Sub-Account" has the meaning provided in Section 2.12(c).

     "Survey" means a certified title survey of an Individual Property prepared by a registered Independent surveyor satisfactory to Lender and the company issuing the Title Insurance Policy for that Individual Property.

     "Taking" means a taking or voluntary conveyance during the term hereof of all or part of a Facility, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting a Facility or any portion thereof whether or not the same shall have actually been commenced.

     "Title Insurance Policies" means the loan policy of title insurance issued by Stewart Title Guaranty Company with respect to each Individual Property and insuring the first priority lien in favor of Lender created by the Related Mortgage, subject only to the Permitted Encumbrances for that Individual Property and containing such endorsements and affirmative assurances as Lender shall reasonably require.

     "Transaction Costs" means all costs and expenses paid or payable by Borrower relating to the Transactions, including, without limitation, appraisal fees, legal fees and accounting fees and the costs and expenses described in
Section 8.24.

     "Transactions" means each of the transactions contemplated by the Loan Documents, excluding, prior to delivery of the Refinancing Notice, the Refinancing.

     "Transfer" means any transfer, sale, assignment or conveyance of a Facility.

     "Trustee" means any Person appointed as trustee under the Pooling and Servicing Agreement or its successor in interest.

     "UCC Searches" has the meaning specified in Section 3.1(F).

     "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation to or from the property of such Person of such Hazardous Substance.

     "Wingate" has the meaning provided in the Recitals hereto.

     "Wingate Loan" has the meaning provided in the Recitals hereto.

     "Wingate Loan Agreement" has the meaning provided in the Recitals hereto.

     "Wingate Loan Amount" has the meaning provided in the Recitals hereto.

     "Wingate Note" has the meaning provided in the Recitals hereto.

     "Yield Maintenance Premium" means, with respect to any prepayment pursuant to Section 2.6 or Section 2.7(a), an amount calculated by discounting monthly to net present value the product of (i) 8.3333% and (ii) the product of (x) .005 and (y) the amount prepaid, for the period from the month in which the prepayment date occurs to February 1, 2000, using a discount rate equal to LIBOR as of the prepayment date plus the Pricing Spread less .50%.


                                   ARTICLE II

                                 GENERAL TERMS
                                 -------------

     Section 2.1.  Intentionally deleted.

     Section 2.2.  Intentionally deleted.

     Section 2.3. Security for the Loan. The Note and Borrower's obligations hereunder and under the other Loan Documents shall be secured by (a) the Mortgages, (b) the Assignments of Leases, (c) the Stock Pledge and Security Agreements, (d) the Assignment of Rate Cap Agreement and (e) the security interest and Liens granted in this Agreement and in the other Loan Documents.

     Section 2.4. Borrower's Note. (a) Borrower's obligation to pay the principal of and interest on the Loan and the Yield Maintenance Premium, if any, shall be evidenced by the Note, duly executed and delivered by Borrower. The Note shall be payable as to principal, interest and Yield Maintenance Premium, if any, as specified in this Agreement, with a final maturity on the Maturity Date.

     (b) Lender is hereby authorized, at its option, (i) to endorse on a schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing each Allocated Loan Amount evidenced thereby and the date and amount of each payment of principal, interest and Yield Maintenance Premium, if any, in respect thereof, and/or (ii) to record the Allocated Loan Amounts and such payments in its books and records. Such schedule and/or such books and records, as the case may be, shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein.

     Section 2.5. Principal and Interest. (a) The principal of and interest on the Loan shall be payable in 84 monthly installments, which installments will be recalculated monthly on each Interest Determination Date (calculated to amortize fully the Loan over the remaining term to the Amortization Date on the basis of equal monthly combined installments of principal and interest (assuming a constant rate of interest through the Amortization Date equal to the interest rate determined as of such Interest Determination Date)). Principal and interest on the Loan shall be payable in arrears on March 1, 1994, and on the first day of each and every month thereafter, unless, in any such case, such day is not a Business Day, in which event such principal and interest shall be payable on the first Business Day following such date (such date for any particular month, the "Payment Date"), with the entire outstanding principal balance of the Loan, together with all accrued but unpaid interest thereon, due and payable to Lender on the Maturity Date. Interest shall be computed on the basis of a 360 day year with 12 30-day months. Interest shall accrue on the outstanding principal balance of the Loan commencing upon February 1, 1994.
The Loan will, for the Interest Accrual Period beginning on February 1, 1994,
bear interest at a rate of 7.425% per annum.   Thereafter, the Loan will bear
interest at a rate per annum during each Interest Accrual Period which shall be equal to LIBOR determined as of the Interest Determination Date immediately preceding such Interest Accrual Period plus the Pricing Spread.

     (b)  If Borrower fails to make (i) the payment due on the Maturity Date or
(ii) any other payment of principal of or interest on the Loan within five Business Days of such payment becoming due, the unpaid amount will bear interest at the Default Rate from the date due until paid. Borrower will be deemed to have made a monthly payment of principal and interest if the funds necessary to make such payment are in the Debt Service Payment Sub-Account on the Payment Date.

     Section 2.6. Voluntary Prepayment. (a) After February 1, 1997, Borrower may voluntarily prepay the Loan in whole or, unless an Event of Default shall have occurred and be continuing, in part; provided, however, that, in the case of any voluntary prepayment prior to February 1, 2000 such prepayment must be accompanied by an amount representing a prepayment premium equal to the Yield Maintenance Premium. The Loan may be prepaid prior to February 1, 1997 only (i) in connection with the Refinancing, in which case an amount equal to the Indebtedness (including interest calculated as provided in Section 2.6(c)) will be paid to Lender on the Refinancing Date, or (ii) as otherwise specifically described in Section 2.7.

     (b) In the event of any such voluntary prepayment, Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay, which notice shall be given at least five Business Days prior to the date upon which prepayment is to be made and shall specify the date and the amount of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (unless such notice is revoked by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any costs incurred in connection with the giving of such notice and its revocation).

     (c) Any voluntary prepayment of the Loan in whole or mandatory prepayment of a portion of the Loan pursuant to Section 2.7(a) which is made on a day from the first to and including the fourteenth day of a month is required to include interest accrued to the date of prepayment. Any voluntary prepayment of the Loan in whole or mandatory prepayment of a portion of the Loan pursuant to
Section 2.7(a) which is made on a day from the fifteenth to and including the last day of a month is required to include a full month's interest. Any voluntary prepayment of the Loan in part is required to be made on a Payment Date.

     Section 2.7. Mandatory Prepayment. (a) Borrower may Transfer any Individual Property at any time after February 1, 1997; provided, however, that
(i) Borrower shall have given Lender at least 30 days' prior written notice of the Transfer, (ii) the Debt Service Coverage Ratio of the remaining Facilities (considered on an aggregate basis) would not be less than 115% of the Debt Service Coverage Ratio of such Facilities (considered on an aggregate basis) calculated as of the Closing Date

(iii) the Debt Service Coverage Ratio of the remaining Facilities (considered on an aggregate basis) would not be less than 1.4, (iv) Lender shall have received an Officer's Certificate certifying that the Principal Indebtedness, after application of the Release Price, will not, on the date the Release Price is paid, exceed 125% of the lesser of (x) the Appraised Value of the remaining Facilities as of the Closing Date if the Loan has not been "significantly modified" so as to result in a taxable exchange under Section 1001 of the Code and, if so "significantly modified" prior to the Securitization Closing Date, the Appraised Value of the remaining Facilities as of the date of such "significant modification" and (y) the Appraised Value of the remaining Facilities as of the Securitization Closing Date, (v) no Default or Event of Default shall have occurred and be continuing, (vi) Lender shall have received from Borrower financial statements, calculations and other backup information with respect to the matters referred to in clauses (ii), (iii) and (iv) above, all in form and substance reasonably satisfactory to Lender and accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct and complete in all material respects, and (vii) upon the date of the consummation of any such Transfer, Borrower shall pay to Lender (unless such notice is revoked by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any reasonable costs incurred in connection with the giving of such notice and its revocation):

          (w) interest accrued on the portion of the Loan being prepaid (calculated as provided in Section 2.6(c));

          (x) in the case of any prepayment prior to February 1, 2000, an amount representing a prepayment premium equal to the Yield Maintenance Premium;

          (y) an amount equal to 125% of the Allocated Loan Amount for such Individual Property (the "Release Price"); and

          (z)  all other amounts due under the Related Mortgage.

     (b) If Borrower is required by Lender under the provisions of a Mortgage to prepay the Loan or any portion thereof in the event of damage, destruction or a Taking of a Facility, Servicer shall prepay a portion of the Loan (such prepayment to be applied to the Allocated Loan Amount for such Facility) such that the principal amount prepaid together with accrued interest thereon to the date of prepayment exhausts the Insurance Proceeds or the Condemnation Proceeds available for such prepayment by advancing the Loss Proceeds from the Custodial Account. No Yield Maintenance Premium shall be applicable in the event of any prepayment pursuant to this Section 2.7(b).

     (c) If the Debt Service Coverage Ratio of the Facilities calculated as of the end of any calendar quarter for the previous 12-month period based on the Principal Indebtedness then outstanding (such calculation to be provided within 30 days after the end of each calendar quarter) (i) is less than 1.3, then on each Payment Date after such calculation 50% of Excess Cash Flow for the prior month shall be paid by Borrower to Lender (or by Lender to the extent such funds are on deposit in the Cash Collateral Account) and applied to prepay the Loan until the Debt Service Coverage Ratio as of the end of a calendar quarter for the previous 12-month period based on the Principal Indebtedness then outstanding increases to 1.3 or more, or (ii) is less than 1.2, then on each Payment Date after such calculation 100% of Excess Cash Flow for the prior month shall be paid by Borrower to Lender (or by Lender to the extent such funds are on deposit in the Cash Collateral Account) and applied to prepay the Loan until the Debt Service Coverage Ratio as of the end of a calendar quarter for the previous 12-month period based on the Principal Indebtedness then outstanding increases to 1.2 or more. No Yield Maintenance Premium shall be applicable in the event of any prepayment pursuant to this Section 2.7(c).

     (d) If Borrower fails to make any payment of principal of or interest on the Loan when due (excluding the payment due on the Maturity Date), Borrower shall, on each Payment Date thereafter until such amount has been paid, prepay the Loan in an aggregate amount equal to the Excess Cash Flow for the prior month. No Yield Maintenance Payment shall be applicable to prepayments pursuant to this Section 2.7(d).

     (e) Upon prepayment of the Loan in full, Borrower shall pay to Lender, in addition to the amounts specified in Section 2.6 or this Section 2.7, as applicable, any other amounts then due and payable to Lender pursuant to the Loan Documents. All prepayments made pursuant to Section 2.6 or this Section
2.7 shall be applied in accordance with the provisions of Section 2.8.

     Section 2.8. Application of Payments. All proceeds (including any Net Proceeds) of any repayment, including prepayments, of the Loan shall be applied to pay: first, any reasonable out-of-pocket costs and expenses of Lender arising as a result of such repayment; second, any accrued and unpaid interest then payable with respect to the Loan or the portion thereof being repaid; third, the Yield Maintenance Premium, if any, on the Loan or the portion thereof being repaid; and fourth, the outstanding principal amount of the Loan or the portion thereof being repaid.

     Section 2.9. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrower by Lender in writing, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

     (b) All payments made by Borrower hereunder, or by Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-off or counterclaims.

     Section 2.10. Taxes. All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of Lender).

     Section 2.11. Release of Collateral. (a) Notwith-standing any other provision of this Agreement or any other Loan Document, upon a prepayment with respect to any Individual Property as described in Section 2.7(a), Section 2.12(i) or Section 2.03(d) of the Mortgages, Lender shall, simultaneously with such payment, release the Lien of the Related Mortgage and the Assignment of Leases and UCC-1 financing statements and any other Liens in favor of Lender relating to such Individual Property and shall release to Borrower any portion of the Sub-Accounts relating to such Individual Property.

     (b) If Lender (i) receives Loss Proceeds with respect to any Facility (x) in the event of a Taking or casualty affecting 100% of such Facility or (y) in an amount equal to or exceeding the sum of the Allocated Loan Amount for such Facility and accrued and unpaid interest thereon and (ii) applies such Loss Proceeds to reduce the Indebtedness in accordance with Section 2.7(b), Lender shall simultaneously with such application release the Lien of the Related Mortgage and Assignment of Leases and UCC-1 financing statements and any other Liens in favor of Lender relating to such Individual Property.

     (c) Upon repayment of the Loan and all other amounts due hereunder and under the Loan Documents in full in accordance with the terms hereof and thereof, Lender shall, as promptly as possible after such payment, release its Liens with respect to all Collateral, provided, however, that Lender shall have no obligation to release any Lien with respect to Collateral prior to February 1, 1997 except as provided in Section 2.11(b), Section 2.12(i), Section 6.1(B) or Section 2.03(d) of the Mortgages or on the Refinancing Date upon payment as provided in Section 2.6(a).

     Section 2.12. Central Cash Management. (a) Collection and Security Deposit Accounts. Borrower hereby acknowledges and agrees that all of the Rents (other than security deposits from tenants) and Money received from Accounts derived from the Facilities shall be utilized first (i) to pay all amounts to become due and payable under the Note by funding the Debt Service Payment Sub-Account to the extent required pursuant to Section 2.12(g)(i), (ii) to fund the Basic Carrying Costs Sub-Account to the extent required pursuant to Section 2.12(g)(ii), (iii) to fund the Capital Reserve Sub-Account to the extent required pursuant to Section 2.12(g)(iii), and (iv) to pay all Operating Expenses. For each Facility, Borrower shall open and maintain at the specified Collection Account Bank a demand deposit account (a "Collection Account") and a second demand deposit account that is fully segregated and distinct from the Collection Account (a "Security Deposit Account"). Each Collection Account and each Security Deposit Account shall be assigned a separate and unique identification number by the Collection Account Banks and shall be opened and maintained in the name "FGI Financing I Corporation as Debtor and Bankers Trust Company (as custodian) as Secured Party pursuant to the Amended and Restated Loan Agreement dated as of February 1, 1994". All payments constituting Rent (other than security deposits from tenants) or made with respect to Accounts shall be payable to Manager. Manager shall collect all such Rents and Money received from Accounts and shall endorse all checks and deposit all such funds, within one Business Day after receipt thereof, directly into the Collection Account for the Facility. All security deposits shall be payable to Manager. Manager shall collect all security deposits with respect to a Facility and shall endorse all checks and deposit all such funds within one Business Day after receipt thereof, directly into the Security Deposit Account for the Facility. Borrower may designate a new financial institution to serve as a Collection Account Bank hereunder as provided in Section 2.13(1). Each Collection Account shall at all times be an Eligible Account. Borrower shall have no right of withdrawal from the Collection Accounts or the Security Deposit Accounts except
(i) as provided in the Letters of Instructions delivered to the Collection Account Banks (the "Letter of Instructions") in substantially the form attached hereto as Exhibit M and (ii) that, prior to a

Collection Account Bank's receipt of notice of the occurrence of an Event of Default from Custodian (given at the request of Lender or Servicer), Borrower may withdraw funds from the applicable Security Deposit Account to refund or apply security deposits as required by the Leases or by applicable Legal Requirements, and, after delivery of such notice, Lender, on written request from Borrower with appropriate supporting materials, will direct the Collection Account Banks to release funds from the Security Deposit Accounts to refund security deposits as required by the Leases or by applicable Legal Requirements.

     (b) Cash Collateral Account. Pursuant to the Letters of Instructions, Borrower has authorized and directed the Collection Account Banks to transfer all funds in excess of $5,000 deposited in the Collection Accounts for the Facilities to account no. 11515 at the 4 Albany Street, New York, New York branch of the Bank entitled "Bankers Trust Company (as custodian) as Secured Party pursuant to an Amended and Restated Loan Agreement dated as of February 1, 1994 among FGI Financing I Corporation, Nomura Asset Capital Corporation and Bankers Trust Company" (the "Cash Collateral Account") until the Collection Account Bank has received a notice that sufficient funds have been deposited in the Cash Collateral Account for the current month. Lender may elect to change the financial institution at which the Cash Collateral Account shall be maintained; provided, however, that Lender shall give Borrower and each Collection Account Bank not fewer than ten Business Days' prior notice of each change and the financial institution to which the Cash Collateral Account may be transferred shall be subject to Borrower's reasonable approval. The Cash Collateral Account shall at all times be an Eligible Account. Borrower acknowledges that, pursuant to the terms of the Assignment of Rate Cap Agreement, any payments made pursuant to the terms of the Rate Cap Agreement shall be deposited directly into the Cash Collateral Account and allocated or disbursed in the same manner as Rent deposited into the Cash Collateral Account. Borrower has established the Cash Collateral Account in the name of Custodian, and the Cash Collateral Account shall be under the sole dominion and control of Custodian. Borrower shall have no right of withdrawal in respect of the Cash Collateral Account.

     (c) Establishment of Sub-Accounts. The Cash Collateral Account shall contain the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account and the Capital Reserve Sub-Account, each of which accounts (individually, a "Sub-Account" and collectively, the "Sub-Accounts") shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement.

     (d) Permitted Investments. Upon the request of Borrower, Lender shall direct the Bank to invest and reinvest any balance in the Cash Collateral Account from time to time in Permitted Investments as instructed by Borrower; provided, however, that (i) if Borrower fails to so instruct Lender, or upon the occurrence of an Event of Default, Lender may direct the Bank to invest and reinvest such balance in Permitted Investments as Lender shall determine in its sole discretion, (ii) the maturities of the Permitted Investments on deposit in the Cash Collateral Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub-Accounts must be made, (iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Lender, and (iv) no Permitted Investment shall be made unless Lender shall retain a perfected first priority Lien in such Permitted Investment securing the Indebtedness and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken. It is the intention of the parties hereto that the entire amount deposited in the Cash Collateral Account (or as much thereof as Lender may reasonably arrange to invest) shall at all times be invested in Permitted Investments, and that the Cash Collateral Account shall be a so-called "zero balance" account. All funds in the Cash Collateral Account that are invested in a Permitted Investment are deemed to be held in the Cash Collateral Account for all purposes of this Agreement and the other Loan Documents. Lender shall have no liability for any loss in investments of funds in the Cash Collateral Account that are invested in Permitted Investments (unless invested contrary to Borrower's request prior to an Event of Default) and no such loss shall affect Borrower's obligation to fund, or liability for funding, the Cash Collateral Account and each Sub-Account, as the case may be. Borrower agrees that Borrower shall include all such earnings on the Cash Collateral Account as income of Borrower for federal and applicable state tax purposes.

     (e) Interest on Accounts. All interest paid or other earnings on the Permitted Investments made hereunder shall be deposited into the Cash Collateral Account and shall be subject to allocation and distribution like any other monies deposited therein.

     (f) Payment of Debt Service, Basic Carrying Costs and Capital Improvement Costs. On or before the third Business Day of each month during the term of the Loan, Lender shall notify Borrower of the Debt Service (the "Required Debt Service Payment") that will be payable to Lender on the Payment Date in the next calendar month. Not later than three Business Days before each Payment Date during the term of the Loan, Lender shall deliver to Borrower a certificate in the form attached hereto as Exhibit N, setting forth (i) the Required Debt Service Payment for such Payment Date and (ii) whether sufficient funds exist in the Cash Collateral Account to fund the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account and the Capital Reserve Sub-Account in the required amounts. If any such certificate states that the funds then allocated to the Sub-Accounts are less than the amount of funds which are required to be on deposit therein on such Payment Date, Borrower shall be obligated to deposit funds (in addition to Rents and Money received from Accounts) into the Cash Collateral Account in the amount of such deficiency, and failure to make such deposit shall be an Event of Default hereunder.

         (i) Payment of Debt Service. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan, Lender shall transfer from the Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for such Payment Date (x) if on or prior to the Securitization Closing Date, to itself, and (y) if after the Securitization Closing Date, to the account of Servicer established under the Pooling and Servicing Agreement, or such other account designated by Servicer in accordance with the Pooling and Servicing Agreement (either of such accounts, the "Custodial Account"). Borrower shall be deemed to have timely made the Required Debt Service Payment pursuant to Section 2.9 regardless of the time Lender makes such transfer as long as sufficient funds are then on deposit in the Debt Service Payment Sub-Account.

         (ii) Payment of Basic Carrying Costs. If amounts are then allocated to the Basic Carrying Cost Sub-Account, at least five Business Days prior to the due date of any Basic Carrying Cost and not more frequently than once each month, Borrower shall notify Lender in writing and request that Lender pay such Basic Carrying Cost on behalf of Borrower on or prior to the due date thereof. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Basic Carrying Cost is then due. Lender shall make such payments out of the Basic Carrying Cost Sub-Account before same shall be delinquent to the extent that there are funds available in the Basic Carrying Cost Sub-Account and Lender has received appropriate documentation to establish the amount(s) due and the due date(s).

        (iii) Payment of Capital Improvement Costs. Not more frequently than once each month and provided that no Event of Default has occurred and is continuing, upon Borrower's written request Lender shall transfer funds to Borrower then allocated to the Capital Reserve Sub-Account for payment of

     Capital Improvement Costs. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Capital Improvement Costs are then due.

     (g) Monthly Funding of Sub-Accounts. During each month in the term of the Loan commencing with February 1994 (each, the "Current Month"), until the notice described in the Letters of Instructions has been received, all funds then in the Collection Accounts in excess of $5,000 shall be transferred to the Cash Collateral Account pursuant to the Letter of Instructions referred to in Section 2.12(b), and Lender shall allocate all funds then on deposit in the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

         (i) first, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring in the month following the Current Month has been allocated to the Debt Service Payment Sub-Account;

         (ii) second, if an Event of Default has occurred, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for the Current Month has been allocated to the Basic Carrying Costs Sub-Account; and

        (iii) third, to the Capital Reserve Sub-Account, until an amount equal to the Capital Reserve Monthly Installment for the Current Month has been allocated to the Capital Reserve Sub-Account.

     Lender or, upon the request of Lender, Custodian on Lender's behalf shall notify Borrower and the Collection Account Banks as soon as reasonably practicable after the minimum amounts set forth in clauses (i), (ii) and (iii) above have been deposited in the Cash Collateral Account and allocated as aforesaid, in a form of notice provided by Lender to Custodian in the event that Lender has requested that Custodian give the notification referred to in this sentence, sufficient, in the opinion of Borrower, Lender and the Collection Account Banks, under the Letters of Instructions to terminate the sweep of the Collection Accounts to the Cash Collateral Account described therein for the Current Month. Provided that (i) no Event of Default has occurred and is continuing, (ii) Lender has received all financial information described in
Section 5.1(Q) for the most recent periods for which the same are due and (iii) no prepayments of the Loan from Excess Cash Flow are then required pursuant to Sections 2.7(c) or (d), Lender agrees that in each Current Month any amounts deposited into or remaining in the Cash Collateral Account after the minimum amounts set forth in clauses

(i), (ii) and (iii) above have been allocated with respect to the Current Month and any periods prior thereto shall be disbursed to Borrower (or to Manager, as Borrower may direct) by wire transfer (at Borrower's expense) (x) as soon as practicable after the allocations in the stated minimum amounts have been completed, (y) thereafter not less frequently than once per week and (z) in addition upon specific request by Borrower. Borrower shall use any funds distributed to Borrower (or to Manager) pursuant to the foregoing to first pay all Operating Expenses, and all Excess Cash Flow may be retained by Borrower and used for, or applied to, any purpose, including, without limitation, dividends or other distributions. If an Event of Default has occurred and so long as it is continuing, any amounts deposited into or remaining in the Cash Collateral Account after Lender has allocated minimum amounts as hereinabove provided shall be for the account of Lender and may be withdrawn by Lender to be applied as provided in the Loan Documents.

     If, on any Payment Date, the balance in the Debt Service Payment Sub-Account is insufficient to make the payment of Required Debt Service Payment, then a Default shall exist hereunder, and Lender may (but shall not be obligated to) withdraw funds from the Basic Carrying Costs Sub-Account or the Capital Reserve Sub-Account to pay such deficiency. In the event that Lender elects to apply the proceeds of either such Sub-Account to pay any Required Debt Service Payment, Borrower shall, upon demand, repay to Lender the amount of such withdrawn funds to replenish such Sub-Account, and if Borrower shall fail to repay such amounts within five days after such withdrawal, an Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until Borrower repays such amount or all Sub-Accounts have again been fully funded from Rents or Money received from Accounts. Lender may, at its sole option, replenish such Sub-Account out of available Rents or Money received from Accounts in subsequent months which Borrower would have otherwise been entitled to receive.

     (h) Loss Proceeds. In the event of a casualty or Taking with respect to a Facility, unless pursuant to the Related Mortgage the proceeds, net of Borrower's reasonable collection costs approved by Lender, received under any insurance policy required to be maintained by Borrower ("Insurance Proceeds") or the proceeds, net of Borrower's reasonable collection costs approved by Lender, in respect of any Taking ("Condemnation Proceeds"), as the case may be, are to be made available to Borrower for restoration, Lender and Borrower shall cause all such Insurance Proceeds or Condemnation Proceeds (collectively, "Loss Proceeds") to be paid directly to the Cash Collateral Account prior to the Securitization Closing Date and to the Custodial Account after the Securitization Closing Date, whereupon Lender or Servicer, as the case may be, shall apply same to reduce the Indebtedness in accordance with Section 2.7(b). If Lender agrees or is required pursuant to the provisions hereof or of the Mortgage to make Loss Proceeds available for restoration, (i) all Insurance Proceeds received in respect of business interruption coverage and (ii) any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Cash Collateral Account, to be applied by Lender in the same manner as Rent received from Manager with respect to the operation of such Facility; provided, further, that in the event that the Insurance Proceeds of any such business interruption insurance policy or Condemnation Proceeds of such temporary Taking are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds or Condemnation Proceeds in a segregated interest-bearing escrow account at the Bank, shall estimate, in Lender's reasonable discretion, the number of months required for Borrower to restore the damage caused by the casualty to such Facility or that such Facility will be affected by such temporary Taking, as the case may be, shall divide the aggregate business interruption Insurance Proceeds or Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the performance of such restoration or pendency of such temporary Taking such monthly installment of said Insurance Proceeds or Condemnation Proceeds. In the event that Insurance Proceeds or Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated interest-bearing escrow account at the Bank and shall disburse same in accordance with the provisions of the Related Mortgage. If any Loss Proceeds are received by Borrower, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid to the Cash Collateral Account prior to the Securitization Closing Date and to the Custodial Account after the Securitization Closing Date, or paid to Lender to hold in a segregated interest-bearing escrow account, in each case to be applied or disbursed in accordance with the foregoing, except as provided to the contrary in Sections 2.05(e) and 2.12(c) of the Related Mortgage. Any Loss Proceeds made available to Borrower for restoration in accordance herewith, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of such restoration, shall be deposited into the Cash Collateral Account prior to the Securitization Closing Date and into the Custodial Account after the Securitization Closing Date, whereupon Lender or Servicer, as the case may be, shall apply the same to reduce the Allocated Loan Amount applicable to the affected Individual Property in accordance with Section 2.7(b).

     (i) Payment of Basic Carrying Costs. Except to the extent that Lender is obligated to pay Basic Carrying Costs from the Basic Carrying Costs Sub-Account pursuant to the terms of

Section 2.12(f), Borrower shall pay all Basic Carrying Costs with respect to Borrower and each Individual Property in accordance with the provisions of the Related Mortgage, subject, however, to Borrower's rights to contest payment of same in accordance with the Related Mortgage. Borrower's obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender or any Deed of Trust Trustee an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender's or the Deed of Trust Trustee's interests. (In the event such a change in law prohibits Borrower from assuming liability for payment of any such Imposition, the Allocated Loan Amount and accrued and unpaid interest thereon with respect to the affected Facility shall, at the option of Lender, become due and payable, without payment of the Yield Maintenance Premium, on the date that is 120 days after such change in law and failure to pay such amounts on the date due shall be an Event of Default.) All funds deposited in the Cash Collateral Account relating to the Basic Carrying Costs shall be held by Lender pursuant to the provisions of this Agreement and shall be applied in payment of the foregoing charges when and as payable, provided that no Event of Default shall have occurred and be continuing. Should an Event of Default occur, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by Lender in payment of any Basic Carrying Costs for all or any portion of the Mortgaged Property as Lender in its sole discretion may determine; provided, however, that after the Securitization Closing Date Lender shall not apply the proceeds of the Basic Carrying Costs Sub-Account as aforesaid unless Lender receives notice from Servicer or becomes aware that Servicer shall not be advancing such shortfall pursuant to the terms of the Pooling and Servicing Agreement; and provided, further, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

     (j) The Bank's Reliance. The Bank may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Bank may rely on notice from Lender as to the occurrence of an Event of Default.

     Section 2.13. Security Agreement. (a) Pledge of Accounts. To secure the full and punctual payment and performance of all of the Indebtedness, Borrower hereby sells, assigns, conveys, pledges and transfers to Custodian (initially on behalf of Lender and after the Securitization Closing Date on behalf of the Certificateholders), and grants a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

         (i) all of Borrower's right, title and interest in the Collection Accounts and all Money, if any, from time to time deposited or held in each Collection Account;

         (ii) all of Borrower's right, title and interest in the Security Deposit Accounts and all Money, if any, from time to time deposited or held in each Security Deposit Account;

         (iii) all of Borrower's right, title and interest in the Cash Collateral Account and all Money and Permitted Investments, if any, from time to time deposited or held in the Cash Collateral Account;

         (iv) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing; and

         (v) to the extent not covered by clauses (i), (ii), (iii) or (iv) above, all proceeds (as defined under the Uniform Commercial Code of the applicable jurisdiction) of any or all of the foregoing.

         (b) Covenants. Borrower covenants that (i) all Rents and Money received from Accounts shall be deposited into the Collection Accounts; (ii) there are no other accounts currently maintained by Borrower or Manager for the collection of Rents or Money received from Accounts; (iii) so long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager to open) any other account for the collection of Rents or Money received from Accounts, other than such replacement Collection Accounts as may be established pursuant to Section 2.13(l) and the accounts into which funds may be transferred by the Collection Account Banks after the sweep to the Cash Collateral Account is terminated by Lender or Custodian in any month; (iv) all security deposits posted by tenants shall be deposited in the Security Deposit Accounts; (v) there are no other accounts currently maintained by Borrower or Manager for the collection and management of such security deposits; (vi) so long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager to open) any other account for the collection and management of such security deposits, other than such replacement Security Deposit Accounts as may be established pursuant to Section 2.13(l); and (vii) Borrower has instructed the counterparty to the Rate Cap Agreement to deposit any and all payments thereunder into the Cash Collateral Account. The Collection Accounts and the Security Deposit Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect, and to the rules, regulations and procedures of the Collection Account Bank relating to demand deposit accounts from time to time in effect.

     (c) Instructions and Agreements. Borrower has submitted to each Collection Account Bank a Letter of Instructions, and each Collection Account Bank has executed and returned the acknowledgement of instructions and notice that is part of its Letter of Instructions. Borrower and the Bank have also executed and delivered that certain Amended and Restated Cash Collateral Account Agreement dated as of the date hereof (the "CC Account Agreement"), the form of which is attached hereto as Exhibit O. Borrower agrees that prior to the payment in full of the Indebtedness, the CC Account Agreement shall be irrevocable by Borrower without the prior written consent of Lender. The Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect and the rules, regulations and procedures of the Bank relating to demand deposit accounts from time to time in effect. All statements relating to the Cash Collateral Account shall be issued by Custodian as provided in the CC Account Agreement.

     (d) Financing Statements; Further Assurances. Borrower has executed and delivered to Lender for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Custodian's security interest in the Account Collateral to the extent that it may be perfected by such a filing. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower shall promptly execute and deliver all further instruments, and take all further action, that Lender may reasonably request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable Custodian to exercise and enforce Custodian's rights and remedies hereunder with respect to, any Account Collateral.

     (e) Transfers and Other Liens. Borrower agrees that it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Custodian under this Agreement.

     (f) Custodian's Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrower's receipt of written notice thereof from Custodian,

Custodian may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the reasonable expenses of Custodian incurred in connection therewith shall be payable by Borrower to Custodian upon demand. Notwithstanding the foregoing, Custodian shall have no obligation to send notice to Borrower of any such failure unless directed to do so by Lender or Servicer.

     (g) Custodian's Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Custodian shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of Custodian, or the preservation of rights against any Person or otherwise with respect thereto. Custodian shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Custodian accords its own property, it being understood that Custodian shall not be liable or responsible for (i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Custodian's acknowledging receipt of, any wire transfer from the Collection Account Banks or (ii) any loss, damage or diminution in value by reason of the act or omission of Custodian, or Custodian's agents, employees or bailees, except to the extent that such loss or damage or diminution in value results from Custodian's gross negligence or willful misconduct or the gross negligence or willful misconduct of any such agent, employee or bailee of Custodian.

     (h) Remedies. The rights and remedies provided in this Section 2.13 are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Custodian or Lender in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein.

     (i) No Waiver. Every right and remedy granted to Custodian under this Agreement or by law may be exercised by Custodian at any time and from time to time, and as often as Custodian may deem it expedient. Any and all of Custodian's rights with respect to the pledge and security interest granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding of Borrower under the United States Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by Custodian in the event of any Default with respect to the Account Collateral or otherwise hereunder. No delay or extension of time by Custodian in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Custodian, shall constitute a waiver thereof, or limit, impair or prejudice Custodian's right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.

     (j) Custodian Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Custodian as Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower with respect to the Account Collateral, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Custodian the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

     (k) Continuing Security Interest; Termination. This Section 2.13 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, Borrower shall be entitled to the return, upon its request and at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Custodian shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the pledge and lien hereof, provided, however, that Borrower shall pay on demand all of Custodian's expenses in connection therewith.

     (l) Replacement of a Collection Account Bank. So long as no Event of Default shall have occurred and be continuing, Borrower shall have the right at any time to designate a successor Collection Account Bank to hold one or more of the Collection Accounts or the Security Deposit Accounts upon 30 days' prior written notice to Custodian, and Custodian's approval of the successor, which approval shall not be unreasonably withheld or delayed. In the event that the rating of long-term unsecured debt obligations of any Collection Account Bank issued by a Rating Agency is withdrawn or reduced to a rating of BBB or lower, Borrower shall be obligated to promptly select a new Collection Account Bank and, upon approval of such selection by Custodian, to establish and maintain all the Collection Accounts and the Security Deposit Accounts previously held at such Collection Account Bank at said successor. Any successor selected hereunder shall be a financial institution within reasonable proximity of the Facility related to such Collection Account and such Security Deposit Account and capable of offering Eligible Accounts. No such designation shall become effective until Borrower has (i) delivered to the successor Collection Account Bank a written letter of instructions substantially equivalent to the Letter of Instructions and (ii) delivered to Custodian evidence satisfactory to Custodian that such instructions have been delivered to the successor Collection Account Bank and acknowledged by such successor's execution of an acknowledgement of instructions and notice substantially in the form included in the Letter of Instructions and such financing statements as may be necessary or appropriate have been prepared, executed and delivered to a filing agency.

     (m) Custodian's Reliance. Custodian may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Custodian may rely on notice from Lender or Servicer as to the occurrence of an Event of Default.

     Section 2.14. Supplemental Mortgage Affidavits . The Lien created by each Mortgage is intended to encumber the Individual Property described therein to the full extent of all the Indebtedness. As of the Closing Date, Borrower has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages in the applicable states. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any Individual Property as a direct, or indirect, result of applicable taxes not having been paid with respect to the Related Mortgage, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of Indebtedness for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of such Individual Property (i) as of the Closing Date and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Indebtedness, and Borrower shall, on demand, pay any such additional taxes.

     Section 2.15. Securitization . Borrower hereby acknowledges that Lender, its successors or assigns, may securitize the Loan through the issuance of the Certificates, which will be rated by the Rating Agencies (the "Securitization"). Borrower agrees that it shall cooperate with Lender in the Securitization including, but not limited to, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as requested by the Rating Agencies, provided that any such amendment (or additional documentation) does not materially adversely affect the rights, or materially increase the obligations, of Borrower under the Loan Documents; (b) providing such information as may be requested in connection with the preparation of a private placement memorandum or a registration statement required to privately place or publicly distribute the Certificates in a manner which does not conflict with federal or state securities laws; (c) providing in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus, as applicable, an indemnification certificate (x) certifying that Borrower has carefully examined such memorandum or prospectus, as applicable, including, without limitation, the sections entitled "Special Considerations", "Description of the Mortgage Loan" and "The Underlying Mortgaged Properties", "The Manager", "The Borrower" and "Certain Legal Aspects of the Mortgage Loan", and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (y) indemnifying Lender and the Advisor for any losses, claims, damages or liabilities (the "Liabilities") to which Lender or the Advisor may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (z) agreeing to reimburse Lender and the Advisor for any legal or other expenses reasonably incurred by Lender and the Advisor in connection with investigating or defending the Liabilities; provided, however, that Borrower shall not be obligated to indemnify or reimburse Lender or the Advisor in respect of any claims which are settled or compromised by Lender or the Advisor without the consent of Borrower, which consent will not be unreasonably withheld or delayed; (d) causing to be rendered such customary opinion letters as shall be requested by the Rating Agencies, including, without limitation, an opinion letter substantially in the form attached hereto as Exhibit P (subject to changes in law or fact after the date hereof) and an opinion letter from each real estate counsel to

Borrower stating that the assignment of the Loan and the Loan Documents to the Trustee is enforceable; (e) making such representations, warranties and covenants with respect to Borrower (and its Affiliates), and the Mortgaged Property, as may be requested by the Rating Agencies, but which do not materially adversely affect the rights, or materially increase the obligations, of Borrower under the Loan Documents; (f) establishing additional reserves requested by the Rating Agencies; provided, however, that if such reserves are in excess of $500,000, such excess shall be funded from Net Cash Flow; (g) providing such information regarding the Mortgaged Property as may be requested by the Rating Agencies or otherwise required in connection with the formation of the REMIC, including, without limitation, recertified or updated Appraisals; and
(h) amending Borrower's certificate of incorporation, appointing or electing an Independent director or making such other changes to the structure of Borrower required by the Rating Agencies. Borrower hereby agrees to pay on the Securitization Closing Date or, if earlier, within 180 days after the Closing Date, upon demand, all reasonable costs incurred by Lender in connection with the Securitization (or any attempt to securitize the Loan), including, without limitation, the cost of preparing a private placement memorandum or prospectus, Rating Agency fees, reasonable legal fees and disbursements (including, without limitation, in connection with the rendering of legal opinions), the cost of market studies and SEC filing fees. Borrower and Lender anticipate that the Securitization will be done through a private placement.

     Section 2.16. Refinancing . Borrower shall have the option to request that Lender refinance the Loan prior to February 1, 1996 on the terms set forth on Exhibit Q attached hereto (the "Refinancing"), provided, however, that if, at any time after the Securitization Closing Date, Borrower requests that Lender refinance the Loan pursuant to this Section 2.16, notwithstanding any other provision of this Agreement, all references to "Lender" in this Section 2.16 shall not include Lender's assigns. Borrower shall exercise such option by sending Lender a notice of its request (the "Refinancing Notice") which Refinancing Notice shall include the requested principal amount of the refinanced loan (which must meet the guidelines set forth under "Principal Amount" on Exhibit Q attached hereto), the proposed date that the Refinancing will close into escrow (the "Refinancing Escrow Closing Date") which shall be not less than 30 days and not more than 45 days prior to the Refinancing Date and the proposed Refinancing Date which must be on or prior to February 1, 1996 and shall be not less than 90 days and not more than 120 days from the date of the Refinancing Notice. Upon receipt of the Refinancing Notice, Lender may perform a due diligence review of Borrower, the Mortgaged Property and any other factors deemed relevant to Lender or the Rating Agencies, which review may, in Lender's discretion, include receipt of updated Appraisals, Engineering Reports and Environmental Reports. Borrower shall cooperate with Lender and reimburse Lender for all of its reasonable costs and expenses, including attorneys' fees and disbursements, in connection with such due diligence review and the Refinancing, whether or not the Refinancing closes. Based upon the results of such review, Lender shall determine, in its sole discretion which must be exercised in good faith, whether or not to proceed with the Refinancing, provided, however, that Lender shall be obligated to proceed with the Refinancing if (i) the Rating Agencies indicate a rating of BB/Ba or higher on the entire issue of new certificates or notes, (ii) the proposed principal amount meets the guidelines set forth under "Principal Amount" on Exhibit Q hereto and (iii) there is no Default or Event of Default in effect during the period from the date of the Refinancing Notice to and including the Refinancing Escrow Closing Date. There shall be a presumption that Lender will proceed with the Refinancing if (x) there has not been any material adverse change to the Mortgaged Property, the operations of the Facilities or the future prospects of the operations of the Facilities since the Closing Date and (y) the Facilities (considered on an aggregate basis) have (and are projected to continue to have throughout the term of the refinanced loan) a Debt Service Coverage Ratio of at least 1.4 on the proposed principal amount of the refinanced loan. If (i) Lender agrees to proceed with the Refinancing (or is required to so proceed pursuant to the terms of this Section 2.16) and (ii) Borrower has not revoked the Refinancing Notice on or prior to the Refinancing Escrow Closing Date, on the Refinancing Escrow Closing Date, Lender and Borrower shall enter into loan documents substantially similar to the Loan Documents but incorporating the terms set forth on Exhibit Q attached hereto and the Refinancing shall be closed into escrow pending only the tender of the Certificates, and the Loan shall be refinanced on the Refinancing Date.


                                  ARTICLE III

                              CONDITIONS PRECEDENT

     Section 3.1. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 8.4) (the "Closing Date"):

     (A)  Loan Documents.

          (i) Amended and Restated Loan Agreement. Borrower shall have executed and delivered this Agreement to Lender.

         (ii) Notes. Borrower shall have executed and delivered to Lender the Note.

        (iii) Mortgage Modifications. Borrower shall have executed and delivered a Mortgage Modification for each Mortgage to Lender and the Mortgage Modification shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which the Facilities are located or irrevocably delivered to a title agent for such recordation.

         (iv) Amended and Restated Stock Pledge and Security Agreements. FGI and FKI shall have executed and delivered to Lender the Stock Pledge and Security Agreements.

          (v) Modification of Assignments of Leases. Borrower shall have executed and delivered a Modification of Assignment of Leases for each Assignment of Leases to Lender and the Modifications of Assignment of Leases shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which the Facilities are located or irrevocably delivered to a title agent for such recordation.

         (vi) Amended and Restated CC Account Agreement. Borrower and Bank shall have executed the CC Account Agreement and delivered to Lender a copy thereof.

        (vii) Letters of Instructions. Borrower and each of the Collection Account Banks shall have executed a Letter of Instructions and delivered to Lender a copy thereof.

        (viii) Amended and Restated Indemnity Agreement. FGI shall have executed and delivered to Lender the Indemnity Agreement.

          (ix) Amended and Restated Manager's Subordination. Manager and Borrower shall have executed and delivered to Lender the Manager's Subordination.

     (B) Opinions of Counsel. Lender shall have received from Jones, Day, Reavis & Pogue, special counsel to Borrower, its legal opinion in substantially the form attached hereto as Exhibit S; from John H. Sharpe, Esq., counsel to Borrower, FGI and FKI, his legal opinion in substantially the form attached hereto as Exhibit T; and from each real estate counsel to Borrower, its legal opinion in substantially the form attached hereto as Exhibit U. Each of such legal opinions will be addressed to Lender, dated the Closing Date, and in form and substance satisfactory to Lender and its counsel. Borrower hereby instructs such counsel to deliver to Lender such opinions addressed to Lender.

     (C) Representations and Warranties. The representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects on such date.

     (D) No Default or Event of Defaults. No Default with respect to the payment of money or Event of Default shall have occurred and be continuing on such date.

     (E) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transactions.

     (F) Transaction Costs. Borrower shall have paid (or agreed to pay at closing from the proceeds of the Loan) all Transaction Costs for which bills have been submitted.

     Section 3.2. Execution of this Agreement. The execution by Borrower of this Agreement shall constitute a representation and warranty by Borrower to Lender that all of the conditions required to be satisfied under this Article III in connection with the execution and delivery of this Agreement have been satisfied or waived in accordance with Section 8.4.

     Section 3.3. Form of Loan Documents and Related Matters. The Note and all of the agreements and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Lender, and shall be satisfactory in form and substance to Lender in its sole discretion (unless the form thereof is prescribed herein).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 4.1. Borrower Representations. Borrower represents and warrants that:

     (A) Organization. Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own its properties (including, without limitation, the Mortgaged Property) and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which a Facility is located, and (iii) has the requisite corporate power to execute and deliver, and perform its obligations under this Agreement, the Note, the Mortgages and all of the other Loan Documents to which it is a party.

     (B) Authorization. The execution and delivery by Borrower of this Agreement, the Note, the Mortgages and each of the other Loan Documents, Borrower's performance of its obligations thereunder and the creation of the security interests and liens provided for in this Agreement and the other Loan Documents (i) have been duly authorized by all requisite corporate action on the part of Borrower, (ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the certificate of incorporation or by-laws of Borrower or any indenture or material agreement or other instrument to which Borrower is a party or by which Borrower is bound, and
(iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any such indenture or material agreement or instrument. Other than those obtained or filed on or prior to the Closing Date, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note, the Mortgages or the other Loan Documents.

     (C) Litigation. Except for claims that are fully covered by valid policies of insurance held by Borrower, and except as set forth on Exhibit W, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of Borrower, threatened against Borrower or any Individual Property, which actions, suits or proceedings, if determined against Borrower or any Individual Property might result in a Material Adverse Effect or a lower reimbursement rate under the Reimbursement Contracts.

     (D) Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any Individual Property is bound.

     (E) Title to the Mortgaged Property. Borrower owns good, marketable and insurable fee simple title to each Facility, free and clear of all Liens, other than the Permitted Encumbrances applicable to that Facility. There are no outstanding options to purchase or rights of first refusal affecting any Facility other than rights or options held by Borrower and the option applicable to the Facility known as Park Lane as described in the commitment for the Park Lane Title Insurance Policy.

     (F) No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

     (G) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

     (H) Location of Chief Executive Offices. The location of Borrower's principal place of business and chief executive office is 8900 Keystone Crossing, Suite 200, Indianapolis, Indiana 46240-0498.

     (I) Compliance. Except for matters set forth in the Engineering Reports described on Exhibit F attached hereto and in the "Summary" sections of the Environmental Reports described on Exhibit G attached hereto and except for matters described in Section 4.1(P) (as to which the provisions of Section 4.1(P) shall apply), Borrower, each Facility and Borrower's use thereof and operations thereat comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

     (J) Use of Proceeds; Margin Regulations. Borrower will use the proceeds of the Loan for the purposes described in Section 2.2. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements.

     (K) Financial Information. All historical financial data concerning Borrower or the Facilities that has been delivered by Borrower to Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no adverse change in the financial position of Borrower or the Facilities, or in the results of operations of Borrower. Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might adversely affect its business operations or any Facility.

     (L) Condemnation. No Taking has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Facility.

     (M) Other Mortgage Debt. Except for the debt to be repaid from the proceeds of the Loan, Borrower has not borrowed or received other debt financing whether unsecured or secured by any Individual Property or any part thereof.

     (N) ERISA. Each Plan, and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under Section 5.1(U)(i).

     (O) Utilities and Public Access. Each Facility has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. Except as otherwise disclosed by the Surveys, all public utilities necessary to the continued use and enjoyment of each Facility as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve such Facility without passing over other property. All roads necessary for the full utilization of each Facility for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Facility.

     (P) Environmental Compliance. Except for matters set forth in the "Summary" sections of the Environmental Reports described on Exhibit G attached hereto (true, correct and complete copies of which have been provided to Lender by Borrower):

          (i) Borrower is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Borrower of all environmental, health and safety permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Individual Property under all Environmental Laws, except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

         (ii) There is no Environmental Claim pending or, to Borrower's knowledge, threatened, and no penalties arising under Environmental Laws have been assessed, against Borrower or against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law, and no investigation or review is pending or, to the knowledge of Borrower, threatened by any Governmental Authority, citizens group, employee or other Person with respect to any alleged failure by Borrower or the Individual Property to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower for any Use or Release of any Hazardous Substances.

        (iii) To the knowledge of Borrower after due inquiry, there have been and are no past or present Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim against Borrower or, to Borrower's knowledge, against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law.

         (iv) To the knowledge of Borrower after due inquiry, without limiting the generality of the foregoing, there is not present at, on, in or under the Individual Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.

          (v) No liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Individual Property and, to Borrower's knowledge, no Governmental Authority has been taking or is in the process of taking any action that could subject the Individual Property to Liens under any Environmental Law.

         (vi) There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower in relation to an Individual Property which have not been made available to Lender.

     (Q) Solvency. Giving effect to the transactions contemplated hereby, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.
The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent Liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

     (R) Not Foreign Person. Borrower is not a "foreign person" within the meaning of (S) 1445(f)(3) of the Code.

     (S)  Single-Purpose Entity.

          (i) Borrower at all times since its formation has been, and will continue to be, a duly formed and existing Delaware corporation and a Single-Purpose Entity. Borrower at all times since its formation has been, and will continue to be, duly qualified as a foreign corporation in each jurisdiction in which a Facility is located.

         (ii) Borrower at all times since its formation has complied, and will continue to comply, with the provisions of its certificate of incorporation and its by-laws and the laws of the State of Delaware relating to corporations.

        (iii) All customary formalities regarding the corporate existence of Borrower have been observed at all times since its formation and will continue to be observed.

         (iv) Borrower has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accounting records and other corporate documents separate from those of its shareholders, Affiliates of its shareholders and any other Person. Borrower has not at any time since its formation commingled, and will not commingle, its assets with those of its shareholders, any Affiliates of its shareholders, or any other Person. Borrower has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts and separate books of account.

          (v) Borrower has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

         (vi) Borrower has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under Borrower's own name and as a separate and distinct entity. Borrower has not at any time since its formation identified itself, and will not identify itself, as being a division or a part of any other entity. Borrower has not at any time since its formation identified, and will not identify its shareholders or any Affiliates of its shareholders, as being a division or part of Borrower.

        (vii) Borrower has been at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

       (viii) Borrower has not any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of its shareholders (or any predecessor corporation), any Affiliates of its shareholders, or any other Persons, except for liabilities relating to the Facilities and except as permitted by or pursuant to this Agreement. Borrower has not at any time since its formation acquired, and will not acquire, obligations or securities of its shareholders (or any predecessor corporation), or any Affiliates of its shareholders. Borrower has not at any time since its formation made, and will not make, loans to its shareholders (or any predecessor corporation), or any Affiliates of its shareholders.

         (ix) Borrower has not at any time since its formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with its shareholders (or any predecessor corporation) or any Affiliates of its shareholders except in the ordinary course of business of

     Borrower on terms which are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party.

     (T) No Joint Assessment; Separate Lots. Borrower shall not suffer, permit or initiate the joint assessment of any Facility (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Facility which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Facility as a single lien. Each Facility is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

     (U) Assessments. Except as disclosed in the Title Insurance Policies, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting any Facility, nor, to the knowledge of Borrower, are there any contemplated improvements to any Facility that may result in such special or other assessments.

     (V) Mortgage and Other Liens. Each Mortgage creates a valid and enforceable first mortgage Lien on the Individual Property described therein, as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances applicable to that Individual Property. Each Collateral Security Instrument establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by any Collateral Security Instrument is subject to a Uniform Commercial Code financing statement filed and/or recorded, as appropriate, (or irrevocably delivered to a title agent for such recordation or filing) in all places necessary to perfect a valid first priority lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the Uniform Commercial Code. All continuations and any assignments of any such financing statements have been or will be timely filed or refiled, as appropriate, in the appropriate recording offices.

     (W) Enforceability. The Note, each Mortgage and each other Loan Document executed by Borrower in connection therewith, including, without limitation, any Collateral Security Instrument, is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles and the other matters described in the opinions delivered pursuant to Section 3.1(B). The Note, each such Mortgage and the other Loan

Documents executed by Borrower are, as of the date hereof, not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor will the operation of any of the terms of the Note, each such Mortgage and other Loan Documents executed by Borrower, or the exercise of any right thereunder, render the Mortgages unenforceable against Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

     (X) Rate Cap Agreement. The Assignment of Rate Cap Agreement establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by the Assignment of Rate Cap Agreement is subject to a Uniform Commercial Code financing statement filed and/or recorded, as appropriate, in all places necessary to perfect a valid first priority lien with respect to the rights and property that are the subject of such document to the extent governed by the Uniform Commercial Code.

     (Y) No Prior Assignment. As of the date hereof, (i) Lender is the assignee of Borrower's interest under the Leases and (ii) there are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding.

     (Z) Bed Capacity. Neither Borrower nor Manager has granted to any third party the right to reduce the number of licensed beds in any Facility or to apply for approval to move the right to any and all of the licensed beds to any other location.

     (AA) Compliance with Nursing Home Laws. To the extent required, each Facility is duly licensed as a skilled and intermediate care nursing home under the applicable laws of the state where it is located. The licensed bed capacity of each Facility as set forth in Exhibit X attached hereto is true and correct. Borrower and Manager are in compliance in all material respects with the applicable provisions of nursing home, nursing facility or assisted living facility laws, rules and regulations to which each Facility is subject. All Reimbursement Contracts are in full force and effect with respect to the Facilities. Borrower and Manager are current in payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts.

     (BB) Use of Facilities. Each Facility is used exclusively as a skilled nursing home, assisted living facility and/or congregate care facility and uses ancillary thereto.

     (CC) Certificate of Occupancy. Borrower has obtained all Permits necessary to use and operate each Facility for the use described in Section 4.1(BB). The use being made of each Facility is in conformity in all material respects with the certificate of occupancy and/or Permits for such Facility and any other restrictions, covenants or conditions affecting such Facility.

     (DD) Flood Zone. Except as shown on the Surveys, none of the Facilities is located in a flood hazard area as defined by the Federal Insurance Administration.

     (EE) Physical Condition. Each Facility is free of structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear, except as disclosed in the Engineering Reports described on Exhibit F.

     (FF) Loan to Value Ratio. The Loan Amount does not exceed 125% of the sum of the Appraised Values for the Facilities.

     (GG) Security Deposits. All security deposits with respect to the Facilities have been transferred to the Security Deposits Accounts, and Borrower is in compliance with all Legal Requirements relating to such security deposits as to which failure to comply is reasonably likely to have a Material Adverse Effect.

     (HH) Intellectual Property. All material trademarks, trade names and service marks that Borrower owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no right under any trademark, trade name or service mark necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of material trademarks, trade names and service marks of Borrower.

     (II) Investment Company Act; Public Utility Holding Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the

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                                                                              62

meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     (JJ) Corporate Structure; Capitalization. The authorized capital stock of Borrower consists of 100 shares of common stock, par value $.01 per share, of which 50 shares are issued and outstanding. Each outstanding share of common stock is validly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership hereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders, and is owned of record and beneficially by FGI and FKI free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Borrower or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of Borrower. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of Borrower. Borrower has no subsidiaries.

     (KK) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

     (LL) Labor Matters. Borrower is not a party to any collective bargaining agreements.

     Section 4.2. Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents are made as of the Closing Date (except as expressly otherwise provided) and shall survive the delivery of the Note and this agreement and continue for so long as any amount remains owing to Lender under this Agreement, the Note or any of the other Loan Documents; provided, however, that the representations set forth in
Section 4.1(P) shall survive in perpetuity. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

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                                                                              63

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Section 5.1. Borrower Covenants. Borrower covenants and agrees that, from the date hereof and until payment in full of the Indebtedness (or with respect to a particular Individual Property, the earlier release of its Related Mortgage):

     (A) Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all Legal Requirements and Insurance Requirements applicable to it and each Individual Property. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep each Facility in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall keep each Individual Property insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in the Mortgages.

     (B) Impositions and Other Claims. Borrower shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgages.

     (C) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which is reasonably likely to have a Material Adverse Effect.

     (D)  Environmental Remediation.

          (i) If any investigation, site monitoring, cleanup, removal, restoration or other remedial work of any kind or nature is required pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law (collectively, the "Remedial Work"), because of or in connection with the current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance on, under or from a Facility or any portion thereof, Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within 30 days after any demand therefor by Lender or such shorter period as may be required under any applicable Environmental Law; provided, however, that Borrower shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time periods would result in Borrower or such Remedial Work violating any Environmental Law or (z) if Borrower, at its expense and after prior notice to Lender, is contesting by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence the need to perform Remedial Work, as long as (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Facility nor any part thereof or interest therein will be sold, forfeited or lost if Borrower performs the Remedial Work being contested, and Borrower would have the opportunity to do so, in the event of Borrower's failure to prevail in the contest, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Facility nor any interest therein would be subject to the imposition of any lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender.

         (ii) If requested by Lender, all Remedial Work under clause (i) above shall be performed by contractors, and under the supervision of a consulting Engineer, each approved in advance by Lender which approval will not be unreasonably withheld or delayed. All costs and expenses reasonably incurred in connection with such Remedial Work shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to), upon 30 days prior written notice to Borrower of its intention to do so, cause such Remedial Work to be performed. Borrower shall pay or reimburse Lender on demand for all Advances (as defined in the Mortgages) and expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith.

        (iii) Borrower shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, if the presence or threatened presence of Hazardous Substances on, under or about any Individual Property poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary, Borrower may complete all necessary Remedial Work. In such events, Borrower shall notify Lender as soon as practicable and, in any event, within three Business Days, of any action taken.

     (E)  Environmental Matters; Inspection.

          (i) Borrower shall not authorize a Hazardous Substance to be present on, under or to emanate from a Facility, or migrate from adjoining property controlled by Borrower onto or into a Facility, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Substances are present on, under or emanate from a Facility, or migrate onto or into a Facility, Borrower shall cause the removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws. Borrower shall use best efforts to prevent, and to seek the remediation of, any migration of Hazardous Substances onto or into any Facility from any adjoining property.

         (ii) Upon reasonable prior written notice, Lender shall have the right at all reasonable times to enter upon and inspect all or any portion of any Facility, provided that such inspections shall not unreasonably interfere with the operation or the tenants, residents or occupants of such Facility. If Lender suspects that Remedial Work may be required, Lender may select a consulting Engineer to conduct and prepare reports of such inspections. Borrower shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the Engineer, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to Lender in this Section 5.1(E) shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Agreement, and shall expressly include the right (if Lender suspects that Remedial Work may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

        (iii) Borrower agrees to bear and shall pay or reimburse Lender on demand for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to, or incurred by Lender in connection with, the inspections and reports described in this Section 5.1(E) (to the extent such inspections and reports relate to any Facility) in the following situations:

               (x) If Lender has reasonable grounds to believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

               (y) If any such inspection reveals an occurrence or condition that could lead to an Environmental Claim; or

               (z) If an Event of Default with respect to any Facility exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

     (F) Environmental Notices. Borrower shall promptly provide notice to Lender of:

          (i) any Environmental Claim asserted by any Governmental Authority with respect to any Hazardous Substance on, in, under or emanating from any Facility, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

         (ii) any proceeding, investigation or inquiry commenced or threatened in writing by any Governmental Authority, against Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by Borrower, including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. (S) 9601, et seq., which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

        (iii) all Environmental Claims asserted or threatened against Borrower, against any other party occupying any Facility or any portion thereof which become known to Borrower or against such Facility, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

         (iv) the discovery by Borrower of any occurrence or condition on any Facility or on any real property adjoining or in the vicinity of such Facility which could reasonably be expected to lead to an Environmental Claim against Borrower or Lender which such Environmental Claim is reasonably likely to have a Material Adverse Effect; and

          (v)  the commencement or completion of any Remedial Work.

     (G) Copies of Notices. Borrower shall transmit to Lender copies of any citations, orders, notices or other written communications received from any Person and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(F).

     (H) Environmental Claims. Lender and/or, to the extent authorized by Lender, Deed of Trust Trustee, Trustee and/or Servicer, may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning a Facility or any portion thereof under any Environmental Law, if, in Lender's reasonable judgment, the interests of Lender, Deed of Trust Trustee, Trustee or Servicer will not be adequately protected by Borrower. Borrower agrees to bear and shall pay or reimburse Lender, Deed of Trust Trustee, Trustee and/or Servicer, on demand for all reasonable sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender, Deed of Trust Trustee, Trustee and Servicer) incurred by Lender, Deed of Trust Trustee, Trustee and/or Servicer, in connection with any such action or proceeding.

     (I) Indemnification. Borrower agrees to indemnify, reimburse, defend, and hold harmless Lender, Deed of Trust Trustee, Servicer, Custodian and Trustee for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of Lender, Deed of Trust Trustee, Servicer, Custodian and Trustee), asserted against, resulting to, imposed on, or incurred by Lender, Deed of Trust Trustee, Servicer, Custodian and Trustee, directly or indirectly, in connection with any of the following, except to the extent same are directly and solely caused by Lender's, Deed of Trust Trustee's, Servicer's, Custodian's or Trustee's gross negligence or willful misconduct:

     (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

         (ii) any Environmental Claim against any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law; or

        (iii) the breach of any representation, warranty or covenant set forth in Section 4.1(P) and Sections 5.1(D) through 5.1(I), inclusive.

     The indemnity provided in this Section 5.1(I) shall not be included in any exculpation of Borrower or Guarantor from personal liability provided in this Agreement or in any of the other Loan Documents. Nothing in this Section 5.1(I) shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or the other Loan Documents or otherwise available to it under law.

     (J) Access to Facilities. Borrower shall permit agents, representatives and employees of Lender to inspect each Facility or any part thereof at such reasonable times as may be requested by Lender upon reasonable advance notice, subject, however, to the rights of the tenants, occupants and residents of the Facility.

     (K) Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Event of Default, or of the occurrence of any Default.

     (L) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

     (M) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by Borrower.

     (N) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connection with each Individual Property, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including attorneys' fees and disbursements and the payment by Borrower of the expense of an Appraisal on behalf of Lender in case of a fire or other casualty affecting such Individual Property or any part thereof, but excluding internal overhead, administrative and similar costs of Lender) out of such Insurance Proceeds, all as more specifically provided in the Mortgages.

     (O) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

          (i) upon Lender's request therefor given from time to time (but, other than in connection with the Securitization or the Refinancing, in no event more often than once every two years during the term of this Agreement), pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to Borrower and (b) searches of title to each Facility, each such search to be conducted by search firms designated by Lender in each of the locations designated by Lender;

         (ii) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

        (iii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, as Lender may reasonably require; and

         (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

     (P) Management of Mortgaged Property. Each of the Facilities will be managed at all times by Manager pursuant to the Management Agreement until terminated as herein provided. Pursuant to the Manager's Subordination, Manager has agreed that the Management Agreement is subject and subordinate in all respects to the Liens of the Mortgages. The Management Agreement may be terminated by Lender upon 30 days prior written notice to Borrower and Manager
(i) upon the occurrence of an Event of Default of the type described in clause
(i) or (ii) of Section 7.1, or (ii) if Manager commits any act which would permit termination under the Management Agreement; provided, however, that after the Securitization Closing Date a vote of at least 66-2/3% in interest of the Certificateholders shall be required to so terminate the Management Agreement. Borrower may from time to time appoint a successor manager to manage the Facilities or any of the Facilities with Lender's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any successor property manager selected hereunder by Lender or Borrower to serve as Manager shall be a reputable management company having at least seven years' experience in the management of skilled nursing homes, assisted living facilities and/or congregate care facilities (as the case may be) in the state in which the Facility is located, and shall, if after the Securitization Closing Date, (i) have qualifications such that the then current ratings of no class of the Certificates would be downgraded or withdrawn by the Rating Agencies upon such an appointment and (ii) be reasonably acceptable to Servicer. Borrower further covenants and agrees that Manager (including any successor property manager serving as Manager) shall at all times during the term of the Loan maintain worker's compensation insurance as required by Governmental Authorities.

     (Q)  Financial Reporting.

         (i) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of each Facility and in connection with any services, equipment or furnishings provided in connection with the operation of each Facility, whether such income or expense may be realized by Borrower or by any other Person whatsoever. Lender shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to Borrower to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default with respect to Borrower or any Facility, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to such Facility, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender's interest.

         (ii) Borrower shall furnish to Lender annually, within 120 days following the end of each Fiscal Year, a complete copy of Borrower's financial statement audited by an Independent certified public accountant acceptable to Lender (Lender hereby agreeing that any "Big Six" certified public accounting firm or Kenneth Leventhal & Company shall be acceptable to Lender) in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied covering Borrower's financial position and results of operations, including consolidated and consolidating balance sheets for each Facility, for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Borrower's equity.

     Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof (x) that the annual financial statements present fairly in all material respects the results of operations and financial condition of Borrower all in accordance with GAAP consistently applied, and (y) whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

        (iii) Borrower shall furnish to Lender, within 45 days following the end of each Fiscal Year quarter, in the form attached hereto as Exhibit Y,
     (x) a true, complete and correct cash flow statement with respect to each Facility for that quarter, and (y) census information for each Facility as of the end of that quarter in sufficient detail to show by patient-mix (i.e., private, Medicare, Medicaid (if applicable) and V.A.), the average monthly census of the Facility and statements of occupancy rates, together with an Officer's Certificate in substantially the form attached hereto as Exhibit Z.

         (iv) Borrower shall furnish to Lender, within 45 days after the end of each Fiscal Year quarter, an aged accounts receivable report from each Facility in sufficient detail to show amounts due from each class of patient-mix by the account age classifications of 30 days, 60 days, 90 days,

     120 days, and over 120 days, accompanied by an Officer's Certificate.

          (v) Borrower shall furnish to Lender, within three Business Days after the receipt by Borrower or a Facility, any and all written notices (regardless of form) from any licensing and/or certifying agency that the Facility's license or the Medicare or Medicaid certification of the Facility is being revoked or suspended, or that action is pending or being considered to revoke or suspend the Facility's license or such certification.

         (vi) Borrower shall furnish to Lender, within ten days after the date of the required filing of cost reports for each Facility with the Medicaid agency or the date of actual filing of such cost report of the Facility with such agency, whichever is earlier, a complete and accurate copy of the annual Medicaid cost report for each Facility, which will be prepared by Manager or by an Independent certified public accountant or by an experienced cost report preparer acceptable to Lender (any "Big Six" accounting firm and Kenneth Leventhal & Co. being deemed acceptable to Lender), and promptly furnish Lender any amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to such reports.

        (vii) Borrower shall furnish to Lender copies of all SEC filings by Borrower, FGI or FKI, other than Registration Statements on Form S-8 and reports under Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended.

       (viii) Borrower shall furnish to Lender, within 15 Business Days after request, such further information with respect to the operation of any Facility and the financial affairs of Borrower as may be reasonably requested by Lender, including all business plans prepared for Borrower.

         (ix) Borrower shall furnish to Lender, within 15 Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by Lender.

          (x) After the Securitization Closing Date, Borrower shall also furnish to Trustee a copy of each report, statement and other information provided to Lender under this Section 5.1(Q).

          (R) Conduct of Business. Borrower shall cause the operation of each Facility to be conducted at all times in a manner consistent with at least the level of operation of such

Facility as of the date hereof, including, without limitation, the following:

          (i) to maintain or cause to be maintained the standard of care for the patients of each Facility at all times at a level necessary to insure a level of quality care for the patients of such Facility not lower than that existing on the Closing Date;

         (ii) to operate or cause to be operated each Facility in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all licenses, Permits, Reimbursement Contracts and any other agreements necessary for the continued use and operation of each Facility or as may be necessary for participation in the Medicare, Medicaid or other applicable reimbursement programs to remain in effect; and

        (iii) to maintain or cause to be maintained sufficient Inventory and Equipment of types and quantities at each Facility to enable Borrower or Manager to operate such Facility.

     (S) Periodic Surveys. Borrower shall furnish (or cause Manager to furnish) to Lender within ten Business Days after receipt, a copy of any Medicare, Medicaid or other licensing agency annual licensing certificate, survey or report and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicare and Medicaid for existing patients or for new patients to be admitted with Medicare or Medicaid coverage, by the date required for cure by such agency (plus extensions granted by such agency).

     (T) Future Representation as to Loan to Value Ratio. If the Loan is significantly modified prior to the Securitization Closing Date so as to result in a taxable exchange under (S) 1001 of the Code, Borrower will, if requested by Lender, represent that the Loan Amount does not exceed 125% of the sum of the Appraised Values for the Facilities as of the date of such significant modification.

     (U) ERISA. Borrower shall deliver to Lender as soon as possible, and in any event within ten days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or

Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Borrower setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or an ERISA Affiliate with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
     Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under
     Section 412(d) of the Code for any Plan;

         (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

        (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

         (iv) the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce
     Section 515 of ERISA, which proceeding is not dismissed within 30 days;

         (vi)  the adoption of an amendment to any Plan that, pursuant to
     Section 401(a)(29) of the Code or Section 307 of

     ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

         (vii) the imposition of a lien or a security interest in connection with a Plan.


                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

     Section 6.1. Borrower Negative Covenants. Borrower covenants and agrees that, until payment in full of the Indebtedness (or, with respect to any particular Individual Property, the earlier release of the Related Mortgage), it will not do, directly or indirectly, any of the following unless Lender consents thereto in writing:

     (A) Liens on the Mortgaged Property. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to any Individual Property, except: (i) Liens in favor of Lender and (ii) the Permitted Encumbrances.

     (B) Transfer. Except as expressly permitted by or pursuant to this Agreement or the Mortgages, allow any Transfer to occur, terminate the Management Agreement, or enter into a management contract with respect to any Facility. Prior to the first to occur of the Securitization Closing Date, the date Lender sells the Loan and April 1, 1994 Borrower may Transfer undeveloped portions of the Land which are not used in the operation of the Facilities as currently operated and Lender shall release such portions of the Land from its Liens, provided, however, that (i) at least 10 days prior to any such Transfer Borrower shall deliver to Lender: (v) if requested by Lender, an updated Appraisal for the Facility with respect to which such Transfer is to occur reflecting the Appraised Value of such Facility without the portion of the Land to be transferred, (w) a certificate by Borrower affirming that the representations in Sections 4.1(T) and (FF) will be true following such Transfer, (x) all documents necessary to show that the Transfer will be made in accordance with all applicable Legal Requirements, including, if requested by Lender, an opinion of Borrower's counsel to such effect, (y) a new Survey for the Facility omitting the portion of the Land to be transferred but in all other respects identical to the Survey for the Facility delivered on the Closing Date, and (z) an endorsement to the Title Insurance Policy reflecting such Transfer acceptable to Lender in its sole discretion, and (ii) Borrower shall pay all of Lender's out-of-pocket expenses in

                                                                             76
connection with such Transfer, including Lender's attorneys' fees and disbursements.

     (C) Other Borrowings. Incur, create, assume, become or be liable in any manner with respect to Other Borrowings, except that (i) Borrower may incur secured or unsecured indebtedness relating solely to financing or leasing of Equipment and costs associated with such indebtedness (x) which does not exceed $150,000 in aggregate at any Facility or $1,000,000 in the aggregate at all the Facilities, and (y) the proceeds of which are not distributed to Borrower except as reimbursement for monies expended by Borrower to fund the financing or leasing of such Equipment and (ii) FGI may make loans to Borrower provided that such loans are unsecured, subordinate to the Loan and on terms satisfactory to Lender.

     (D) Dissolution. Dissolve, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to the certificate of incorporation of Borrower; provided, however, that the surviving Person(s) must be a Single-Purpose Entity.

     (E) Change In Business. Enter into any line of business other than the ownership and operation of the Mortgaged Property, or otherwise cease to be a Single-Purpose Entity, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

     (F) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower's business.

     (G) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of Borrower, except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than $250,000, are fully disclosed to Lender in advance; provided, however, that Lender hereby agrees that, provided no Event of Default shall have occurred and be continuing with respect to Borrower or any Individual Property, and subject to the provisions of Sections 5.1(P) and 5.1(Q), nothing contained in the foregoing shall prohibit payment by Borrower of any fees or expenses to Manager in accordance with the terms of the Management Agreement, and Lender hereby consents to Manager serving as manager of the Facilities; provided, further, however, that the management fee charged by Manager shall not be more than the amounts provided for in the Management Agreement as of the date hereof.

     (H) Creation of Easements. Create, or permit any Facility or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance. Lender agrees that it will join in and subordinate the Liens of the Mortgages to any easement, license or restrictive covenant (i) which arises after the date hereof and (ii) that Lender, (A) in Lender's reasonable discretion, deems to constitute a Permitted Encumbrance or
(B) in Lender's sole discretion, deems not to adversely affect the value of a Facility.

     (I) Misapplication of Funds. Distribute any Rents or Moneys received from Accounts in violation of the provisions of Section 2.12, or fail to deliver any security deposit to Manager for deposit into the Security Deposit Accounts, or misappropriate any security deposit or portion thereof.

     (J) Certain Restrictions. Enter into any agreement which expressly restricts the ability of Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

     (K) Issuance of Capital Stock. Issue any shares of Borrower's stock other than the shares which are outstanding on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for any shares of Borrower's capital stock, unless the Person(s) to whom such shares are issued pledges such shares to Lender pursuant to an agreement in the form of Exhibit L attached hereto.

     (L) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits, certificates of need, or Reimbursement Contracts (including rights to payment thereunder) pertaining to any Facility, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to any Facility including, without limitation, patient records, medical and clinical records (except for removal of records (i) in the ordinary course of business, (ii) as directed by the patients owning such records or (iii) pursuant to court order or Legal Requirements) without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

     (M) Place of Business. Change its chief executive office or its principal place of business without giving Lender at least 30 days' prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

     (N) Leases. Enter into, amend or cancel Leases, except as permitted by or pursuant to the Mortgages.


                                  ARTICLE VII

                                    DEFAULTS
                                    --------

     Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

          (i) if on any Payment Date the funds in the Debt Service Payment Sub-Account are insufficient to pay the Required Debt Service Payment due on such Payment Date;

         (ii) if Borrower fails to pay the outstanding Indebtedness on the Maturity Date;

        (iii) if on the date any payment of a Basic Carrying Cost would become delinquent, the funds in the Basic Carrying Costs Sub-Account required to be reserved pursuant to Section 2.12(g), if any, together with any funds in the Cash Collateral Account not allocated to another Sub-Account (excluding all funds which are utilized in the calculation in clause (i) above to prevent the determination of an Event of Default thereunder) are insufficient to make such payment;

         (iv) the occurrence of the event identified in Sections 2.12(f), 2.12(g) or 2.12(i) as constituting an "Event of Default";

          (v) if Borrower fails to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure continues for 30 days after Lender delivers written notice thereof to Borrower;

         (vi) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower in connection with this Agreement, the Note or any other Loan Document executed and delivered by Borrower, shall be false in any material respect as of the date such representation or warranty was made;

        (vii) if Borrower, Guarantor or any of Borrower's stockholders makes an assignment for the benefit of creditors;

       (viii) if a receiver, liquidator or trustee shall be appointed for Borrower, Guarantor or any of Borrower's stockholders or if Borrower, Guarantor or any of Borrower's stockholders shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Guarantor or any of Borrower's stockholders or if any proceeding for the dissolution or liquidation of Borrower, Guarantor or any of Borrower's stockholders shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Guarantor or any of Borrower's stockholders as the case may be, upon the same not being discharged, stayed or dismissed within 90 days, or if Borrower, Guarantor or any of Borrower's stockholders shall generally not be paying its debts as they become due;

         (ix) if Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, or if any Transfer occurs other than in accordance with the Mortgages or any other Loan Document;

          (x) if any provision of the certificate of incorporation or the by-laws of Borrower affecting the purpose for which Borrower is formed is amended or modified in any material respect which may adversely affect Lender, Servicer, Custodian, Trustee or any of the Certificateholders, or if Borrower or any of its stockholders fails to perform or enforce the provisions of such organizational documents or attempts to dissolve Borrower, or if Borrower breaches any of its representations, warranties or covenants set forth in Sections 4.1(S) or 6.1(E);

         (xi) if an Event of Default as defined or described in the Note, the Mortgages or any other Loan Document occurs, whether as to Borrower or any Individual Property or all or any portion of the Mortgaged Property;

        (xii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement, the Note, the Mortgages or the other Loan Documents, for ten days after notice to Borrower from Lender or its successors or assigns, in the case of any Default which can be cured by the payment of a sum of money (other than Events of Default pursuant to clauses (i), (ii), (iii) and (iv) above as to which no grace period is applicable), or for 30 days after notice from Lender or its successors or assigns, in the case of any other Default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30 day period and provided further that Borrower shall have commenced to cure such Default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, but in no event shall such period exceed 180 days after the original notice from Lender;

       (xiii) if Borrower fails to correct within the time deadline set by any Medicare, Medicaid or licensing agency, any deficiency that justifies either of the following actions by such agency with respect to any
     Facility:

              (x) a termination of Borrower's Medicare contract, Medicaid contract or nursing home license; or

              (y) a ban on new admissions generally or on admission of patients otherwise qualified for Medicare or Medicaid coverage;

        (xiv) if the Loan Amount exceeds 125% of the Appraised Value of the Mortgaged Property as of the Closing Date, unless (x) REMIC status is maintained or regained due to corrective actions taken by Borrower within any applicable cure period under the Code or otherwise, and (y) Borrower furnishes Lender with an opinion of outside counsel reasonably acceptable to Lender stating that the REMIC Trust is a valid REMIC for federal income tax purposes; or

         (xv) if an event or condition specified in Section 5.1(U) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur or in the opinion of Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of Lender, a Material Adverse Effect;

then, upon the occurrence of any such Event of Default and at any time thereafter, Lender or its successors or assigns, may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Note, the Mortgages and the other Loan Documents, or at law or in equity, take such action, without notice or demand, as Lender or its successors or assigns, deems advisable to protect and enforce its rights against Borrower and in and to all or any portion of the Mortgaged Property, including, without limitation, declaring the entire Indebtedness to be immediately due and payable and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and/or the Mortgaged Property, including, without limitation, all rights or remedies available at law or in equity.

     Section 7.2. Remedies . (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, other remedies available to Lender against Borrower under this Agreement, the Note, the Mortgages or any of the other Loan Documents executed by or with respect to Borrower, or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Individual Property or all or any portion of the Mortgaged Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

     (b) In the event of the foreclosure or other action by Lender to enforce its remedies in connection with one or more of the Individual Properties or all or any portion of the Mortgaged Property, whether such foreclosure sale (or other remedy) yields Net Proceeds in an amount less than, equal to or more than the Allocated Loan Amount of such Individual Property or Mortgaged Property, Lender shall apply all Net Proceeds received to repay the Indebtedness in accordance with Section 2.8, Allocated Loan Amounts shall be adjusted (or not adjusted) in accordance with the definition of "Allocated Loan Amount", the Indebtedness shall be reduced to the extent of such Net Proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Mortgages and the other Loan Documents, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness and that any "excess" foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to Lender pursuant to the Mortgages; provided, however, that the Note shall be deemed to have been accelerated only to the extent of the Net Proceeds actually received by Lender with respect to any Individual Property and applied in reduction of the Indebtedness in accordance with the provisions of the Note, after payment by Borrower of all transaction costs and expenses and costs of enforcement.

     Section 7.3. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of a Mortgage on an Individual Property, to the extent necessary to foreclose on other parts of the Mortgaged Property.

                                  ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

     Section 8.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery by Borrower to Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid; provided, however, that upon a prepayment with respect to a particular Individual Property as described in Section 2.7(a) and upon satisfaction of the other conditions set forth in Section 2.11, Borrower shall be released of all liability under this Agreement (other than any liability with respect to environmental matters arising under Sections 4.1(P) or 5.1(D) - (I), inclusive, hereof), the Related Mortgage, the applicable Assignment of Lease, and the other Loan Documents insofar as they concern such Individual Property, and Borrower's stockholders shall be released of all liability under the Stock Pledge and Security Agreements with respect to such Individual Property. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note, the Mortgages and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

     Section 8.2. Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

     Section 8.3. Governing Law. (a) This Agreement was negotiated in New York, and made by Lender and accepted by Borrower in the State of New York, and the proceeds of the Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant to the Mortgages and the other Loan Documents shall be governed by and construed according to the law of the State in which the applicable Facility is located, it being understood that, to the fullest extent permitted by law of such States, the law of the State of New York shall govern the validity and the enforceability of all Loan Documents, and the Indebtedness or obligations arising hereunder or thereunder. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Note, and this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to (S) 5-1401 of the New York General Obligations Law.

     (b) Any legal suit, action or proceeding against Lender or Borrower arising out of or relating to this Agreement shall be instituted in any federal or state court in New York,

New York, pursuant to (S) 5-1402 of the New York General Obligations Law, and Borrower waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Borrower hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Borrower does hereby designate and appoint Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention: Robert A. Profusek, Esq., as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by Borrower from time to time in accordance with the terms hereof) with a copy to Borrower at its principal executive offices,
Attention: General Counsel, and written notice of said service of Borrower mailed or delivered to Borrower in the manner provided herein shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding in the State of New York. Borrower (i) shall give prompt notice to Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

     Section 8.4.  Modification, Waiver in Writing.   No modification,
amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

     Section 8.6. Notices . All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answerback acknowledged), addressed if to Lender at its address set forth on the first page hereof, if to Custodian at its address set forth on the first page hereof, and if to Borrower at its address set forth on the first page hereof, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8.6. A copy of all notices, consents, approvals and requests directed to Lender shall be delivered to Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, Attention:
Geoffrey K. Hurley and Servicer, at the address set forth in the Pooling and Servicing Agreement, and a copy of all notices, consents, approvals and requests directed to Borrower (other than statements setting forth the monthly amount payable under the Note) shall be delivered to Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention: Robert A. Profusek, Esq. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

     SECTION 8.7. TRIAL BY JURY. BORROWER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

     Section 8.8. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 8.9. Assignment. Lender shall have the right to assign this Agreement and/or any of the other Loan Documents and the obligations hereunder to any Person, except that the Note and, in connection with the initial offering under the Securitization only, the Certificates may not be assigned, transferred or sold to any Person listed on Exhibit AA attached hereto or their Affiliates. The parties hereto acknowledge that following the execution and delivery of this Agreement, the Note and the Mortgages, Lender expects to sell, transfer and assign this Agreement, the Note, the Mortgages and the other Loan Documents to Trustee on the Securitization Closing Date. All references to "Lender" hereunder shall be deemed to include the assigns of Lender and the parties hereto acknowledge that actions taken by Lender hereunder may be taken by Servicer on Lender's behalf or, after the Securitization Closing Date, on behalf of Trustee.

     Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 8.11. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to be a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

     Section 8.12. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

     Section 8.13. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents, including, without limitation, Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Note, the Mortgages or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including, without limitation, Servicer, shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     Section 8.14. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this
Section 8.14 to the contrary, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, the Mortgages or any of the other Loan Documents executed and delivered by Borrower by any action or proceeding wherein a money judgment shall be sought against Borrower or its shareholders, except that Lender may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon
(i) Borrower's interest in the Mortgaged Property, (ii) the Rents and Accounts arising from the Facilities to the extent (x) received by Borrower after the occurrence of an Event of Default or (y) distributed to Borrower or its shareholders during or with respect to any period for which Lender did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to Sections 2.7(c) or (d) (all Rents and Accounts covered by clauses
(x) and (y) being hereinafter referred to as the "Recourse Distributions") and
(iii) any other collateral given to Lender under the Loan Documents ((i), (ii) and (iii), collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of any such Default Collateral. The provisions of this
Section 8.14 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Note or in any way affect or impair the Liens of the Mortgages or any of the other Loan Documents or the right of Lender to foreclose the Mortgages following an Event of Default; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of the Note, the Mortgages or the other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignments of Leases or the Stock Pledge and Security Agreements (subject to the nonrecourse provisions thereof); (f) impair the right of Lender to bring suit for actual damages, losses and costs resulting from fraud or intentional misrepresentation by Borrower or any other Person in connection with this Agreement, the Note, the Mortgages or the other Loan Documents; (g) impair the right of Lender to obtain the Recourse Distributions received by Borrower, including, without limitation, the right to proceed against Borrower's shareholders to the extent any such Recourse Distributions have actually theretofore been distributed to Borrower's shareholders; (h) impair the right of Lender to bring suit with respect to Borrower's misappropriation of security deposits or Rents collected more than one month in advance; (i) impair the right of Lender to obtain Insurance Proceeds or Condemnation Proceeds due to Lender pursuant to the Mortgages; (j) impair the right of Lender to enforce the provisions of Sections 4.1(P) or 5.1(D)-(I) even after repayment in full by Borrower of the Indebtedness; (k) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (l) impair the right of Lender to bring suit with respect to any misapplication of any funds; (m) impair the right of Lender to enforce the Indemnity Agreement even after repayment in full by Borrower of the Indebtedness; or (n) impair the right of Lender to sue for, seek or demand a deficiency judgment against Borrower solely for the purpose of foreclosing the Mortgaged Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (n) shall be enforceable against Borrower only to the extent of any of the Default Collateral. The provisions of this Section 8.14 shall be inapplicable to Borrower if any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law shall be filed by, consented to or acquiesced in by or with respect to Borrower, or if Borrower shall institute any proceeding for the dissolution or liquidation of Borrower, or if Borrower shall make an assignment for the benefit of creditors, in which event Lender shall have recourse against all of the assets of Borrower and the interests in Borrower owned by, and the Recourse Distributions received by, Borrower's shareholders (but excluding the other assets of Borrower's shareholders to the extent Lender would not have had recourse against such assets other than in accordance with the provisions of this Section 8.14). Notwithstanding the foregoing, in the event an Individual Property is released from the lien created by the Related

Mortgage, Borrower shall be released in all respects from any further liability with respect to the Loan other than any further liability for certain kinds of environmental matters arising under Sections 4.1(P) or 5.1(D)-(I) as the same applies to such Individual Property.

     Section 8.15. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     Section 8.16. Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Note, the Mortgages and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement, the Note, the Mortgages and the other Loan Documents which Borrower may otherwise have against any assignor or this Agreement, the Note, the Mortgages and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Note, the Mortgages and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     Section 8.17. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Mortgaged Property other than that of mortgagee or lender.

     Section 8.18. Waiver of Marshalling of Assets Defense. To the fullest extent Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, FGI and others with interests in Borrower, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Individual Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or Deed of Trust Trustee to the payment of the Indebtedness out of the Net Proceeds of the Individual Property in preference to every other claimant whatsoever.

     Section 8.19. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including, without limitation, Servicer.

     Section 8.20. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the Mortgages or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

     Section 8.21. Brokers and Financial Advisors. Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except for Nomura Securities International, Inc. (the "Advisor"). Borrower and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than the Advisor) that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 8.21 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

     Section 8.22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 8.23. Estoppel Certificates. Borrower and Lender each hereby agree at any time and from time to time upon not less than 15 days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section 8.23, that Lender shall have received, together with Borrower's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

     Section 8.24. Payment of Expenses. Borrower shall, whether or not the Transactions are consummated, pay all Transaction Costs, which shall include, without limitation, (a) reasonable out-of-pocket costs and expenses of Lender in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, third party due diligence expenses of up to $2,000 for each Facility plus travel expenses, accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness, (v) the Securitization and (vi) the Refinancing, (b) the reasonable fees, expenses and disbursements of counsel to Lender in connection with all of the foregoing, (c) after the Securitization Closing Date, the cost of an annual rating review by the Rating Agencies and all fees of Trustee, and (d) all fees of Servicer, Bank and Custodian. Prior to retention of third parties, Lender shall consult with Borrower regarding the services required and the third parties selected to assure that costs will be reasonable in scope and amount.

     Section 8.25. Bankruptcy Waiver. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in the event Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of Borrower shall contest the enforceability of this Section 8.25.

     SECTION 8.26. FINAL AGREEMENT. THIS AGREEMENT, TOGETHER WITH ALL OTHER WRITTEN AGREEMENTS BETWEEN BORROWER AND LENDER, IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN BORROWER AND LENDER, AND SUCH WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER.

     SECTION 8.27. NON-STANDARD TERMS; NO UNWRITTEN ORAL AGREEMENTS. ANY ADDITIONAL NON-STANDARD TERMS OF THE CREDIT AGREEMENT BETWEEN BORROWER AND LENDER, INCLUDING THE REDUCTION TO WRITING OF A PREVIOUS ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER, ARE SET FORTH IN THE SPACE BELOW (IF NONE, WRITE "NONE"): NONE.

NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER EXISTS.



FGI FINANCING I CORPORATION                  NOMURA ASSET CAPITAL CORPORATION


BY:/s/ Daniel A. Decker                      BY:/s/ Raymond M. Anthony
   _______________________                      ------------------------
                                                RAYMOND M. ANTHONY
   VICE PRESIDENT                               VICE PRESIDENT


OTHER CREDIT PARTIES:

BANKERS TRUST COMPANY


BY:_______________________
    KEVIN R. QUINN
    ASSISTANT SECRETARY


     Section 8.28. Restatement. This Agreement consolidates, amends, restates and supersedes in its entirety the Original Loan Agreement and the Wingate Loan Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                              LENDER:

                                              NOMURA ASSET CAPITAL CORPORATION,
                                              a Delaware corporation


                                              By: /s/ Raymond M. Anthony
                                                  -----------------------
                                                  Raymond M. Anthony
                                                  Vice President


                                              BORROWER:

                                              FGI FINANCING I CORPORATION,
                                              a Delaware corporation


                                              By: /s/ John H. Sharpe
                                                  -------------------
                                                  John H. Sharpe
                                                  Vice President

                                              CUSTODIAN:

                                              BANKERS TRUST COMPANY,
                                              a New York banking corporation (as
                                              Custodian only)


                                              By:  /s/ Kevin R. Quinn
                                                 --------------------
                                                 Kevin R. Quinn
                                                 Assistant Secretary

                                   Exhibit A
                                   ---------

                             ALLOCATED LOAN AMOUNTS
                             ----------------------


                                                    Allocated
Facility                                           Loan Amount
- --------                                           -----------

Desert Harbor                                    [based on DSCR of
                                                 properties]

Tucson

Deer Creek

Overland Park

Brookside

Park Lane

Memorial Woods
                                                 ___________________

                                   TOTAL:        $

                                   Exhibit B
                                   ---------

                        APPRAISALS AND APPRAISED VALUES
                        -------------------------------

Facility                      Appraisal             Appraised Value
- --------                      ---------             ---------------

Desert Harbor     Appraiser: Tellatin, Louis          $14,935,000
                             & Andreas, Inc.
                  Date:  April 8, 1993

Tucson            Appraiser: Tellatin, Louis          $17,335,000
                             & Andreas, Inc.
                  Date:  April 5, 1993, updated to
                         December 15, 1993 by
                         letters dated December 15,
                         1993 and January 15, 1994

Deer Creek        Appraiser: Healthcare Property      $13,693,875
                             Appraisers, Inc.
                  Date:  March 25, 1993

Overland Park     Appraiser: Tellatin, Louis          $13,623,000
                             & Andreas, Inc.
                  Date:  April 5, 1993, updated to
                         December 15, 1993 by
                         letters dated December 15,
                         1993 and January 15, 1994

Brookside         Appraiser: Healthcare Property      $15,275,500
                             Appraisers, Inc.
                  Date:  March 17, 1993

Park Lane         Appraiser: Tellatin, Louis          $27,288,000
                             & Andreas, Inc.
                  Date:  April 2, 1993, updated to
                         December 15, 1993 by
                         letters dated December 15,
                         1993 and January 15, 1994

Memorial Woods    Appraiser: Tellatin, Louis          $22,894,000*
                             & Andreas, Inc.
                  Date:  March 30, 1993

- -------------
[*Note:  Confirm no value allocated to undeveloped land]

                                   Exhibit D
                                   ---------

                            COLLECTION ACCOUNT BANKS
                            ------------------------

Facility                Collection Account Bank
- --------                -----------------------

Desert Harbor           Caliber Bank

Tucson                  Security Pacific Bank of Arizona

Deer Creek              Barnett Bank

Overland Park           Boatmen's Bank of Kansas

Brookside               First National Bank of Louisville

Park Lane               CoMerica

Memorial Woods          Crosby State Bank

                                   Exhibit E
                                   ---------

                          DEBT SERVICE COVERAGE RATIOS
                          ----------------------------

Facility               Debt Service Coverage Ratio
- --------               ---------------------------
Desert Harbor                      1.4

Tucson                             1.4

Deer Creek                         1.4

Overland Park                      1.4

Brookside                          1.4

Park Lane                          1.4

Memorial Woods                     1.4

                                   Exhibit F
                                   ---------
                              ENGINEERING REPORTS
                              -------------------

Facility                 Engineering Report
- --------                 ------------------

Desert Harbor      Engineering Property Condition Report
                   Prepared by:  Eckland Consultants, Inc.
                   Comm. No. 93-860-01-03
                   Date:  November 24, 1993

Tucson             Engineering Property Condition Report
                   Prepared by:  Eckland Consultants, Inc.
                   Comm. No. 93-860-01-12
                   Date:  November 24, 1993

Deer Creek         Engineering Property Condition Report
                   Prepared by:  Eckland Consultants, Inc .
                   Comm. No. 93-860-01-02
                   Date:  November 24, 1993

Overland Park      Engineering Property Condition Report
                   Prepared by:  Eckland Consultants, Inc.
                   Comm. No. 93-860-01-09
                   Date:  November 24, 1993

Brookside          Engineering Property Condition Report
                   Prepared by:  Eckland Consultants, Inc.
                   Comm. No. 93-860-01-01
                   Date:  November 29, 1993

Park Lane          Engineering Property Condition Report
                   Prepared by:  Eckland Consultants, Inc.
                   Comm. No. 93-860-01-10
                   Date:  November 24, 1993

Memorial Woods     Engineering Property Condition Report
                   Prepared by:  Eckland Consultants, Inc.
                   Comm. No. 93-860-01-08
                   Date:  November 29, 1993

                                   Exhibit G
                                   ---------

                             ENVIRONMENTAL REPORTS
                             ---------------------


Facility                 Environmental Report
- --------                 --------------------

Desert Harbor      Phase I Environmental Site Assessment
                   Prepared by:  Law Engineering, Inc.
                   Project No. 3043626404
                   Date:  December 15, 1993

Tucson             Phase I Environmental Site Assessment
                   Prepared by:  Law Engineering, Inc.
                   Project No. 3043626412
                   Date:  December 15, 1993

Deer Creek         Phase I Environmental Site Assessment
                   Prepared by:  Law Engineering, Inc.
                   Project No. 534-05729-02
                   Date:  December 22, 1993

Overland Park      Phase I Environmental Site Assessment
                   Prepared by:  Law Engineering, Inc.
                   Project No. 3043626408
                   Date:  December 15, 1993

Brookside          Phase I Environmental Site Assessment
                   Prepared by:  Law Engineering, Inc.
                   Project No. 3043626401
                   Date:  December 15, 1993

Park Lane          Phase I Environmental Site Assessment
                   Prepared by:  Law Engineering, Inc.
                   Project No. 304-36264-09
                   Date:  December 15, 1993

Memorial Woods     Phase I Environmental Site Assessment
                   Prepared by:  Law Engineering, Inc.
                   Project No. 304-36264-07
                   Date:  December 15, 1993

                                   Exhibit H
                                   ---------

                                   FACILITIES
                                   ----------

Facility                 Location
- --------                 --------

Desert Harbor      13840 N. Desert Harbor Drive
                   Peoria, Arizona  85345

Tucson             2500 N. Rosemont Boulevard
                   Tucson, Arizona  85712

Deer Creek         3001 Deer Creek Country Club Blvd.
                   Deerfield Beach, Florida  33442

Overland Park      3501 West 95th Street
                   Overland Park, Kansas  66206

Brookside          200 Brookside Drive
                   Louisville, Kentucky  40243

Park Lane          7831 Park Lane
                   Dallas, Texas  75225

Memorial Woods     777 N. Post Oak Road
                   Houston, Texas  77024

                                   Exhibit M
                                   ---------

                             LETTER OF INSTRUCTIONS
                             ----------------------



                                                         January __, 1994



[To each Collection Account Bank]


     Re: Amended and Restated Loan Agreement (the "Loan Agreement") dated as of January 21, 1994 among FGI Financing I Corporation ("Borrower"), Nomura Asset Capital Corporation ("Lender") and Bankers Trust Company ("Custodian")

Gentlemen:

          This letter is with respect to the deposit account no. __________ (the "Collection Account") and the deposit account no. _________ (the "Security Deposit Account") which have been established at _____________ by Borrower with respect to property known as _______________________.

          1. Sweep Instructions. The undersigned hereby irrevocably instructs and authorizes you, by 5:00 p.m. on each business day in each month, beginning January __, 1994, to disburse all amounts that are then in the Collection Account in excess of $5,000 by wire transfer of immediately available funds as follows:

          (a) to and including the day prior to the day on which Lender or Custodian confirms to you by written notice that, for the current month, funds have been deposited in the Cash Collateral Account and allocated to the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account and the Capital Reserve Sub-Account (each as defined in the Loan Agreement) in the dollar amounts required by the Loan Agreement, to the following deposit account (the "Cash Collateral Account"):

          Bankers Trust Company
          LA Asset Based
          ABA #021001033
          4 Albany Street
          New York, NY  10006
          Account No. 01-419-663
          Reference: 11515
          Attention:  Tanya Ash
and (b) for the day such notice is received from Custodian and each day thereafter in the then-current month, to the following account (or such other account as Borrower may request):

         Account No. _______________

         [name and address]

         ABA No.:  ________________

The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender may by written notice to you amend or rescind the instructions contained herein.

         2. Notice of Pledge. Please take notice that Borrower has irrevocably pledged to Custodian on behalf of Lender and granted to Custodian on behalf of Lender a security interest in the Collection Account and the Security Deposit Account and all renewals, replacements, substitutions and proceeds thereof. Borrower has made this pledge and granted this security interest pursuant to
Section 2.13 of the Loan Agreement. Pursuant to the Loan Agreement, Borrower waives all right of withdrawal from the Collection Account. Borrower reserves its right to withdraw from and deposit into the Security Deposit Account, subject to loss of that right upon your receipt of notice from Custodian of the occurrence of an Event of Default as provided in the Acknowledgement below. Borrower has irrevocably constituted and appointed Custodian as attorney-in-fact at any time after the occurrence and during the continuation of an Event of Default to transfer the Collection Account and the Security Deposit Account and to demand and receive any and all amounts in or represented by the Collection Account and the Security Deposit Account. Please acknowledge receipt of this Notice and your agreement to the terms described below by executing and returning the following Acknowledgement to the undersigned.

                                             Very truly yours,

                                             Borrower:

                                             FGI FINANCING I CORPORATION,
                                             a Delaware corporation


                                             By:__________________________
                                                Name:
                                                Title:

     ACKNOWLEDGMENT
     --------------

     __________________________, a ______________________ ("Depository"), hereby acknowledges receipt of the irrevocable sweep instructions set forth in Section 1 above and notice of the above-described pledges and security interests set forth in Section 2 above. Except as to the amount of any fees and expenses relating to the maintenance of the Collection Account and the Security Deposit Account, or the completion of the funds transfers hereinabove described, and except for set-off rights with respect to return items and overdrafts in the Collection Account and the Security Deposit Account, Depository waives any right of set-off against the Collection Account and the Security Deposit Account whether now existing or hereafter arising by contract or as a matter of law. Depository further agrees that Borrower shall have no right of withdrawal as to the Collection Account and, upon receipt from Custodian of a notice of an Event of Default under the Loan Agreement, no further right of withdrawal from the Security Deposit Account. Upon and after receipt of such a notice, Depository will make disbursements from the Security Deposit Account in accordance with instructions received from Custodian. All such notices shall be delivered to the address set forth above.

                                             Depository:

                                             ___________________________
                                             a _________________________



                                             By:________________________
                                                Name:
                                                Title:

                                   Exhibit N
                                   ---------


                   REQUIRED DEBT SERVICE PAYMENT CERTIFICATE
                   -----------------------------------------



FGI Financing I Corporation
8900 Keystone Crossing
Suite 200
Indianapolis, Indiana  46240-0498
Attention: ________________


     Re: Amended and Restated Loan Agreement (the "Loan Agreement"), dated as of January 21, 1994, among FGI Financing I Corporation, Nomura Asset Capital Corporation ("Lender") and Bankers Trust Company


Gentlemen:

          This certificate is delivered in accordance with Section 2.12(f) of the Loan Agreement. All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

          Lender hereby certifies that the Required Debt Service Payment due on ____________, 19__ is _________________________ Dollars ($__________) and to
date, the funds deposited into the Cash Collateral Account which have been allocated to the Debt Service Payment Sub-Account [are] [are not] sufficient to make such payment. In addition, the funds deposited into the Cash Collateral Account which have been allocated to the Capital Reserve Sub-Account [are][are not] sufficient to constitute the Capital Reserve Monthly Installment for the month. Finally, [no funds were required to be allocated to the Basic Carrying Cost Sub-Account.] [the funds deposited into the Cash Collateral Account which have been allocated to the Basic Carrying Costs Sub-Account [are][are not] sufficient to constitute the Basic Carrying Costs Monthly Installment for the month.] [The amount of the deficiency or deficiencies is, in total, _________________________ Dollars ($_____________) and such amount should be deposited into the Cash Collateral Account at least one Business Day prior to (the applicable Payment Date)].

                                        NOMURA ASSET CAPITAL CORPORATION



                                        By:_____________________________
                                           Name:
                                           Title:

                                   Exhibit O
                                   ---------

             AMENDED AND RESTATED CASH COLLATERAL ACCOUNT AGREEMENT
             ------------------------------------------------------


                                January 21, 1994



Bankers Trust Company
3 Park Plaza, 16th Floor
Irvine, California  92714

Attn:  Kevin Quinn

     Re:  FGI Financing I Corporation ("Borrower")
                                        --------

Ladies and Gentlemen:

     Reference is made to deposit account no. 11515 (the "Account") maintained with you (the "Bank") at your branch located at 4 Albany Street, New York, New York 10006. The Account is further described as set forth in Schedule I attached hereto. Pursuant to a Loan Agreement dated as of January 20, 1994 among Borrower, Nomura Asset Capital Corporation ("Lender") and Bankers Trust Company (the "Custodian"), which has been amended and restated in its entirety by the parties thereto as of January 21, 1994 (the "Loan Agreement"), Borrower has established the Account to hold certain funds of Borrower, and Borrower has granted a security interest in favor of the Custodian in and to the Account and certain other collateral. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement. It is a condition to the continued maintenance of the Account with the Bank that the Bank agrees to this letter agreement (this "Agreement").

     By signing this Agreement, the parties agree with each other as follows:

           1. Notwithstanding anything to the contrary in any other agreement relating to the Account, the Account will at all times be entitled "Bankers Trust Company (as custodian) as Secured Party pursuant to Amended and Restated Loan Agreement dated as of January 21, 1994 among FGI Financing I Corporation, Nomura Asset Capital Corporation and Bankers Trust Company", and all withdrawals therefrom will be permitted only in accordance with the Loan Agreement.

           2. The Bank hereby waives any and all rights it may have at law or otherwise to set off, or make any claim, against the Account, except for the payment of the Bank's fees and expenses for maintenance of the Account and except for set-off rights with respect to return items and overdrafts in the Account.

           3. Notwithstanding any other provisions of this Agreement, it is agreed that the Bank shall not be liable either directly or indirectly for any action taken by it or any of its directors, officers, agents or employees as depository institution, except for its or their own gross negligence or willful misconduct. In no event shall the Bank be liable either directly or indirectly for losses or delays resulting from force majeure, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond the Bank's reasonable control or for consequential damages.

           4. The Bank shall receive standard and customary fees with respect to the Account either through charges to the Account or, at Borrower's option, through the maintenance of a compensating balance. The Bank shall provide monthly statements of account for the Account to Borrower, with a copy to each of Lender, Manager, Servicer and, after the Securitization Closing Date, Trustee, in the Bank's usual form, which statement shall set forth the fees and charges payable for the preceding month and indicate whether there was a "balance shortfall" and, if so, the fees then due and payable.

           5. This Agreement shall be effective as of the date first above written. To the extent that other agreements (other than the Loan Agreement) are inconsistent with this Agreement, this Agreement shall supersede any other agreement (other than the Loan Agreement) relating to the matters referred to herein. Neither this Agreement nor any provisions hereof may be changed, amended, modified or waived orally, but only by an instrument in writing signed by the parties hereto. Any provisions of this Agreement which may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof.

           6. All notices, demands, requests, consents, approvals and other communications (each, a "Notice" or collectively, "Notices") required, permitted, or desired, to be given hereunder shall be in writing sent by telecopy or by registered or certified mail, postage prepaid, return receipt requested or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party shall have specified most recently by like Notice. Any such Notice shall be deemed to have been received three days after the date such Notice is mailed or on the date of sending by telecopy or delivery by hand or courier addressed to the parties as follows:

If to the Bank:

     Bankers Trust Company
     3 Park Plaza, 16th Floor
     Irvine, California  92714
     Attn:  Lisa Harline
     Telephone:  (714) 253-3184
     Telecopy:   (714) 253-7577

If to Borrower:

     FGI Financing I Corporation
     8900 Keystone Crossing
     Suite 200
     Indianapolis, Indiana 46240-0498
     Attn:  Vice President
     Telephone:  (317) 575-1414
     Telecopy:   (317) 575-1246

With a copy to:

     Jones, Day, Reavis & Pogue
     599 Lexington Avenue
     New York, New York 10022
     Attn:  Robert A. Profusek, Esq.
     Telephone:  (212) 326-3800
     Telecopy:   (212) 755-7306

If to Lender:

     Nomura Asset Capital Corporation
     2 World Financial Center
     Building B
     New York, New York  10281-1198
     Attn:  Raymond M. Anthony
     Telephone:  (212) 667-1850
     Telecopy:   (212) 667-1014

With a copy to:

     Milbank, Tweed, Hadley & McCloy
     1 Chase Manhattan Plaza
     New York, New York 10005
     Attn:  Geoffrey K. Hurley
     Telephone:  (212) 530-5003
     Telecopy:   (212) 530-5219

If to Manager:

     Forum Group, Inc.
     8900 Keystone Crossing
     Suite 200
     Indianapolis, Indiana  46240-0498
     Attn:  General Counsel
     Telephone:  (317) 575-1414
     Telecopy:   (317) 575-1246

With a copy to:

     Jones, Day, Reavis & Pogue
     599 Lexington Avenue
     New York, New York 10022
     Attn:  Robert A. Profusek, Esq.
     Telephone:  (212) 326-3800
     Telecopy:   (212) 755-7306

If to Servicer:

     Bankers Trust Company
     3 Park Plaza, 16th Floor
     Irvine, California  92714
     Attn:  Lisa Harline
     Telephone:  (714) 253-3184
     Telecopy:   (714) 253-7577

     7. This Agreement shall be binding upon the parties and their respective successors and permitted assigns, and it shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assignable by the Bank except to a successor bank selected by Lender in accordance with Section 2.12(b) of the Loan Agreement and shall not be assignable by Borrower. The Bank may assign this Agreement only (i) upon 30 days' prior written notice to Borrower, Manager, Lender and Servicer (and, after the Securitization Closing Date, Trustee) in connection with the withdrawal by the Bank as Custodian under the Loan Agreement and (ii) in connection with a removal of the Bank as Custodian under the Loan Agreement (any such assignment to become effective at the time the withdrawal or removal of the Bank as Custodian under the Loan Agreement becomes effective). In connection with any such withdrawal or removal, the Bank shall hold all funds in the Account until a successor Custodian shall have been appointed under the Loan Agreement whereupon such funds and any Permitted Investments held by the Bank under the Loan Agreement shall be transferred to such successor Custodian and all other actions required to be taken under the Loan Agreement shall be taken by the Bank at Borrower's sole cost.

In connection with any assignment of this Agreement by the Bank, a replacement
Schedule I shall be attached hereto setting forth information with respect to the Account established with the successor bank.

      8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

      9. This Agreement amends, restates and supersedes in its entirety the Cash Collateral Account Agreement dated January 20, 1994 between the parties.


                                       Very truly yours,

                                       FGI FINANCING I CORPORATION,
                                       a Delaware corporation



                                       By:___________________________
                                          John H. Sharpe
                                          Vice President

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE
WRITTEN:

BANKERS TRUST COMPANY,
a New York banking corporation


By:_______________________
   Kevin R. Quinn
   Assistant Secretary

                                   SCHEDULE I
                                   ----------


Account Number        Account Name
- --------------        ------------

                      Bankers Trust Company, as custodian, as Secured Party pursuant to Amended and Restated Loan Agreement dated as of January 21, 1994 among FGI Financing I Corporation, Nomura Asset Capital Corporation and Bankers Trust Company.

                                   Exhibit Q
                                   ---------

                               REFINANCING TERMS
                               -----------------


     Defined terms used but not defined herein have the meanings set forth in the Loan Agreement.


I.     Principal Amount:               Not less than the amount necessary
                                       to repay the Loan in full and pay
                                       expenses of the Refinancing; not
                                       more than an amount (i) equal to
                                       70% of the sum of the Appraised
                                       Values of the Facilities as shown
                                       on Appraisals dated not more than
                                       six months prior to the Refinancing
                                       Date and (ii) for which the Debt
                                       Service Coverage Ratio would be
                                       less than 1.4.

II.    Maturity Date:                  84 months from the Refinancing Date.

III.   Amortization Date:              [270/300] months from the
                                       Refinancing Date.

IV.    Interest Rate:                  Borrower to choose, prior to the
                                       Refinancing Date, either fixed rate
                                       or floating rate for refinanced
                                       loan, calculated as set forth
                                       below.  The rates do not include
                                       servicing costs, which must be paid
                                       by Borrower.

       A. Floating Rate:               LIBOR plus a pricing spread based
                                       on Debt Service Coverage Ratio of
                                       refinanced loan as of the
                                       Refinancing Date:

                                       DSCR Range              Pricing Spread
                                       1.60 and above               2.80%
                                       1.50-1.59                    3.35%
                                       1.40-1.49                    4.10%

       B. Fixed Rate:                  Seven year U.S. Treasury rate as of
                                       the Refinancing Date plus pricing
                                       spread based on Debt Service
                                       Coverage Ratio of refinanced loan
                                       as of the Refinancing Date:

                                       DSCR Range              Pricing Spread
                                       1.60 and above               3.10%
                                       1.50-1.59                    3.65%
                                       1.40-1.49                    4.40%

V.     Prepayment:                     No prepayment for first 36 months
                                       after Refinancing Date (except as
                                       provided in Section 2.7(b) or
                                       Section 2.7(c) of the Loan
                                       Agreement).  Prepayment during 37th
                                       through 72nd month after
                                       Refinancing Date requires payment
                                       of yield maintenance premium.
                                       Floating rate yield maintenance
                                       premium would be calculated as
                                       provided in Section 1.1 of the Loan
                                       Agreement.  Fixed rate yield
                                       maintenance premium would be an
                                       amount calculated by discounting
                                       monthly to net present value the
                                       product of (i) 8.3333% and (ii) the
                                       product of (x) the greater of (A)
                                       .5% and (B) the interest rate on
                                       the refinanced notes less the
                                       Discount Rate and (y) the amount
                                       prepaid, for the period from the
                                       month in which the prepayment date
                                       occurs to February 1, 2000.  The
                                       "Discount Rate" shall be the sum of
                                       the current (at the time of
                                       prepayment) U.S. Treasury security
                                       yield for a security having a term
                                       comparable to the period from the
                                       prepayment date to February 1, 2000
                                       and 1.5%.

VI.    Financing Fees:                 __% of the principal amount of the
                                       refinanced loan allocated to the
                                       Facilities not located in Arizona,
                                       % of which is payable to Nomura
                                       Securities International, Inc. for
                                       financial advisory services and __%
                                       of which is payable to Lender as an
                                       underwriting fee.

VII.   Reserve Accounts:               Reserve accounts under the Loan
                                       Agreement shall be continued, but
                                       Borrower must provide additional
                                       funding to the reserve accounts on
                                       the Refinancing Date if required by
                                       the Rating Agencies.

VIII.  Rate Cap Agreement:             If Borrower selects the floating rate
                                       option, it will purchase an interest rate cap agreement extending to the Maturity
                                       Date,
                                       which agreement will be assigned to
                                       Lender.

IX.    Other Terms:                    All other terms shall be as provided in
                                       the Loan Documents.

                                   EXHIBIT R
                                   ---------

                              FINANCING STATEMENTS
                              --------------------


I.  Property Financing Statements
    (Borrower as debtor and Lender as secured party on all)

    Desert Harbor
      i.  Secretary of State of Arizona
     ii.  Maricopa County

    Tucson
      i.  Secretary of State of Arizona
     ii.  Pima County

II.  Accounts Financing Statements
     (Borrower as debtor and Custodian as secured party on all)

      i.  Indiana
     ii.  Arizona
    iii.  Florida
     iv.  Kansas
      v.  Kentucky
     vi.  Texas
    vii.  New York

                                   EXHIBIT V
                                   ---------


                             Intentionally Deleted

                                   Exhibit W
                                   ---------

                                   LITIGATION
                                   ----------


                                      NONE

                                   Exhibit X
                                   ---------


                       NUMBERS OF NURSING BEDS, ASSISTED
                   LIVING UNITS AND INDEPENDENT LIVING UNITS
                   -----------------------------------------

                                           Assisted            Independent
                          Nursing           Living               Living
Facility                   Beds              Units                Units
- --------                  -------          --------            -----------
Desert Harbor               57                30                   154

Tucson                      67                30                   149

Deer Creek                  60                30                   180

Overland Park               60                30                   117

Brookside                   40                20                   216

Park Lane                   90                38                   190

Memorial Woods              96                36                   198

                                   Exhibit Y
                                   ---------


                   CONTENT OF QUARTERLY FINANCIAL INFORMATION
                   ------------------------------------------

                                   [Facility]
                       Quarter ending __________________

A.  Census Data
    -----------

Number of days available
Number of days utilized during quarter
Number of beds licensed
Number of beds available
Census days for the quarter by payor mix (i.e. Medicaid, Private, Medicare, VA/other)
Room rates for the quarter by payor mix (i.e., Medicaid, Private, Medicare, VA/other)

B.  Cash Flow Statement
    -------------------

Operating Income
     Patient - Medicaid
     Patient - Private
     Patient - Medicare
     Patient - VA/Other
     Gross Patient Revenues
     Revenue Adjustments
     Ancillary Revenues
     Other Revenues
Total Operating Income

Operating Expenses
     Nursing
     Plant Operations
     Housekeeping
     Laundry & Linen
     Dietary
     Activities/Social Services
     Administrative & General
     Management Fees
     Ancillary
     Property
     Other
Total Operating Expenses

Net Cash Flow

Other Expenses
     Depreciation
     Amortization
     Debt Service
     Capital Improvement Costs
     Any other non-cash items not previously detailed (if applicable)
Total Other Expenses

Reserve Amounts (specify)

Excess Cash Flow

Distributions to Shareholders

Security Deposits

                                   Exhibit Z
                                   ---------

                     OFFICER'S CERTIFICATE (QUARTERLY FORM)
                     --------------------------------------


Nomura Asset Capital Corporation
2 World Financial Center
Building B
New York, New York  10281-1198
Attn:  Raymond M. Anthony

RE: Amended and Restated Loan Agreement dated as of January 21, 1994 (together with amendments, if any, the "Loan Agreement") among Nomura Asset Capital Corporation, as Lender, FGI Financing I Corporation, as Borrower and Bankers Trust Company, as Custodian

The undersigned officer of FGI Financing I Corporation, does hereby certify that for the quarterly financial period ending _____________________:

1.   No Default or Event of Default has occurred or exists except
     _________________________.

2. The Debt Service Coverage Ratio of the Mortgaged Property for the preceding twelve (12) months through the end of such period was
     __________________________.

     THE MANNER OF CALCULATION IS ATTACHED.

3. The quarterly financial information delivered herewith is true, correct and complete.

4. All Operating Expenses and other expenses that had accrued as of the last day of the period have been fully paid or otherwise reserved or provided for.

5.   All information provided herein is true and correct.

6. Capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.


                                       _____________________________

                                       Name:  ______________________

                                       Title: ______________________


Dated this ____ day of ___________, 199_.

                                   Exhibit AA
                                   ----------

                             PROHIBITED TRANSFEREES
                             ----------------------


Colson & Colson Construction Company
American Retirement Corporation
Parkside Senior Services
Capital Senior Services
Marriott
Cooperative Retirement Services
The Hillhaven Corporation
Beverly Enterprises
Brion, Inc.
Hyatt/Marmon/Dalfort
Manor Care
Integrated Health Services
Multicare
Citation Mortgage

                                   Schedule 1
                                   ----------


                      CAPITAL IMPROVEMENT COSTS ALLOWANCE
                      -----------------------------------


                                            Capital Improvement
Facility                                      Cost Allowance
- --------                                    -------------------

Desert Harbor                               $ 91,580
Tucson                                      $ 93,480
Deer Creek                                  $102,600
Overland Park                               $ 78,660
Brookside                                   $128,000
Park Lane                                   $121,485
Memorial Woods                              $125,400
                                            --------
                                   TOTAL:   $741,205

                                   Schedule 3
                                   ----------

                          INITIAL CAPITAL REQUIREMENTS
                          ----------------------------


                                             Initial Capital
Facility                                       Requirement
- --------                                     ---------------

Desert Harbor                                $  -0-
Tucson                                       $  -0-
Deer Creek                                   $ 13,000
Overland Park                                $    500
Brookside                                    $331,870
Park Lane                                    $15,000

Memorial Woods                               $  -0-
                                             --------
                                     TOTAL:  $360,370
